                                                                    EXHIBIT 10.5

                                CREDIT AGREEMENT

         This Agreement, dated as of July 3, 2002, is among Sun Communities Operating Limited Partnership, a Michigan limited partnership, Sun Communities, Inc., a Maryland corporation, the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as LC Issuer and as Agent. The parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement:

         "Absolute Rate" means, with respect to an Absolute Rate Loan made by a given Lender for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100 of 1%) offered by such Lender and accepted by the Borrower pursuant to Section 2.3.

         "Absolute Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Absolute Rate Loans made by some or all of the Lenders to the Borrower at the same time and for the same Absolute Rate Interest Period.

         "Absolute Rate Auction" means a solicitation of Competitive Bid Quotes setting forth Absolute Rates pursuant to Section 2.3.

         "Absolute Rate Interest Period" means, with respect to an Absolute Rate Advance, a period of not less than seven (7) and not more than ninety (90) days commencing on a Business Day selected by the Borrower pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

         "Absolute Rate Loan" means a Loan which bears interest at an Absolute Rate.

         "Accounts Receivable" means all income and revenues of the Borrower and any Consolidated Entity received and the Borrower's and the Consolidated Entity's right to receive all income and revenues arising from the operation of the Real Property Assets and all payments for goods or property sold or leased or for services rendered by the Borrower or any Consolidated Entity, whether or not yet earned by performance, and not evidenced by an instrument or chattel paper, including, without limiting the generality of the foregoing, (i) all accounts, contract rights, book debts, and notes arising from the operation of a mobile home park or manufactured housing community on the Real Property Assets or arising from the sale, lease or exchange of goods or other property and/or the performance of services, (ii) the Borrower's and any Consolidated Entity's rights to payment from any consumer credit/charge card organization or entity (such as, or similar to, the organizations or entities which sponsor and administer the American Express Card, the Visa Card, the Bankamericard, the Carte Blanche Card, or the Mastercard), (iii) the Borrower's and any Consolidated Entity's rights in, to and under all purchase orders for goods, services or other property, (iv) the Borrower's and any Consolidated Entity's rights to any goods, services or other property represented by any of the foregoing, (v) monies due to or to become due to the Borrower or any Consolidated Entity under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services including the right to payment of any interest or finance charges in respect thereto (whether or not yet earned by performance on the part of the Borrower or any Consolidated Entity) and (vi) all collateral security and guaranties of any kind given by any person or entity with respect to any of the foregoing. Accounts Receivable shall include those now existing or hereafter created, substitutions therefor, proceeds (whether cash or non-cash, movable or immovable, tangible or intangible) received upon the sale, exchange, transfer, collection or other disposition or substitution thereof and any and all of the foregoing and proceeds therefrom.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Additional Lender" is defined in Section 2.5.4(i).

         "Adjusted Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the quotient of (i) the Eurodollar Base Rate applicable to such Eurodollar Interest Period divided by
(ii) one minus the Reserve Requirement applicable to such Eurodollar Interest Period (expressed as a decimal).

         "Advance" means a Ratable Advance or a Competitive Bid Advance.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as increased from time to time pursuant to Section 2.5.4 hereof or as reduced from time to time pursuant to the terms hereof.

         "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

         "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Facility Fees are accruing on the Aggregate Commitment (without regard to usage) or (as applicable) Non-Use Fees are accruing on the unused portion of the Aggregate Commitment at such time, determined by reference to the lower of the two Unsecured Debt Ratings of the Borrower (i.e., higher pricing) set forth below:

------------------------------ ----------------------------- ---------------------------- ----------------------------
  Standard & Poor's Ratings    Moody's Investors Services,
    Services Rating or a       Inc. Rating or a Substitute
  Substitute Rating Agency       Rating Agency Equivalent           Facility Fee                  Non-Use Fee
      Equivalent Rating                   Rating
------------------------------ ----------------------------- ---------------------------- ----------------------------
        A- or higher                   A3 or higher                     0.15%                   Not Applicable
------------------------------ ----------------------------- ---------------------------- ----------------------------
            BBB+                           Baa1                        0.175%                   Not Applicable
------------------------------ ----------------------------- ---------------------------- ----------------------------
             BBB                           Baa2                         0.20%                   Not Applicable
------------------------------ ----------------------------- ---------------------------- ----------------------------
            BBB-                           Baa3                         0.25%                   Not Applicable
------------------------------ ----------------------------- ---------------------------- ----------------------------
        BB+ or lower                   Ba1 or lower                Not Applicable                    0.30%
------------------------------------------------------------ ---------------------------- ----------------------------
If no Rating Agency or Substitute Rating Agency assigns a          Not Applicable                    0.30%
rating to the Borrower for whatever reason
------------------------------------------------------------ ---------------------------- ----------------------------


         The Facility Fee and the Non-Use Fee shall be determined by reference to the lower of the two Unsecured Debt Ratings of the Borrower in effect from time to time, and each change in the Facility Fee and Non-Use Fee shall be effective as of the date such Unsecured Debt Rating is announced.

         "Applicable Laws" means all existing and future federal, state and local laws, statutes, orders, ordinances, rules, and regulations or orders, writs, injunctions or decrees of any court affecting the Borrower, any Consolidated Entity or any Real Property Asset, or the use thereof including, but not limited to, all zoning, fire safety and building codes, the Americans with Disabilities Act, and all Environmental Laws.

         "Applicable Margin" means, with respect to Ratable Advances of any Type at any time, the percentage rate per annum determined by reference to the lower of the two Unsecured Debt Ratings of the Borrower (i.e., higher pricing) set forth below:



------------------------------ ----------------------------- ---------------------------- ----------------------------
  Standard & Poor's Ratings    Moody's Investors Services,
    Services Rating or a       Inc. Rating or a Substitute
  Substitute Rating Agency       Rating Agency Equivalent       Applicable Margin for        Applicable Margin for
      Equivalent Rating                   Rating              Eurodollar Ratable Loans        Floating Rate Loans

------------------------------ ----------------------------- ---------------------------- ----------------------------
        A- or higher                   A3 or higher                     0.70%                         -0-
------------------------------ ----------------------------- ---------------------------- ----------------------------
            BBB+                           Baa1                        0.775%                         -0-
------------------------------ ----------------------------- ---------------------------- ----------------------------
            BBB                            Baa2                         0.85%                         -0-
------------------------------ ----------------------------- ---------------------------- ----------------------------
            BBB-                           Baa3                         1.00%                         -0-
------------------------------ ----------------------------- ---------------------------- ----------------------------
        BB+ or lower                   Ba1 or lower                     1.55%                        0.55
------------------------------------------------------------ ---------------------------- ----------------------------
If no Rating Agency or Substitute Rating Agency assigns a               1.55%                        0.55
rating to the Borrower for whatever reason
------------------------------------------------------------ ---------------------------- ----------------------------


         The Applicable Margin for each Eurodollar Ratable Advance shall be determined by reference to the lower of the two Unsecured Debt Ratings of Borrower in effect on the first day of the related Interest Period. The Applicable Margin for each Floating Rate Advance shall be determined by reference to the lower of the two Unsecured Debt Ratings of the Borrower in effect from time to time, and each change in such Applicable Margin shall be effective as of the date such Unsecured Debt Rating is announced.

         "Approved Fund" means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Assets" of any Person means all assets of such Person that would, in accordance with Agreement Accounting Principles, be classified as assets of a company conducting a business the same as or similar to that of such Person, including without limitation, all Real Property Assets.

         "Authorized Officer" means any of the President or Chief Financial Officer of the REIT, acting singly.

         "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

         "Base Period" is defined in Section_6.16(i).

         "Best" means A.M. Best Company, Inc.

         "Book Value" means, with respect to any Assets of a Person, the book value of such Assets that is reflected on such Person's consolidated financial statements (adding back adjustments or allowances for depreciation and amortization) and calculated and prepared in accordance with Agreement Accounting Principles.

         "Borrower" means Sun Communities Operating Limited Partnership, a Michigan limited partnership, and its successors and assigns.

         "Borrower's Partnership Agreement" means the Second Amended and Restated Limited Partnership Agreement of Sun Communities Operating Limited Partnership dated as of April 30, 1996, as amended.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" means a Competitive Bid Borrowing Notice or a Ratable Borrowing Notice, as the context may require.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Los Angeles and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 30% or more of the outstanding shares of voting stock of the REIT or OP Units of the Borrower.

         "Closing Date" means the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, together with all rules and regulations from time to time promulgated thereunder.

         "Collateral Shortfall Amount" is defined in Section 8.1.

         "Commitment" means, for each Lender, the obligation of such Lender to make Ratable Loans to, and to participate in Facility LCs upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth in
Schedule 13 hereto or in any Commitment and Acceptance delivered pursuant to
Section 2.5.4(iii), as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

         "Commitment and Acceptance" is defined in Section 2.5.4(ii).

         "Common OP Units" has the meaning provided in the Borrower's Partnership Agreement.

         "Competitive Bid Advance" means a borrowing hereunder made by some or all of the Lenders on the same Borrowing Date and consisting of the aggregate amount of the several Competitive Bid Loans of the same Type and for the same Interest Period.

         "Competitive Bid Borrowing Notice" is defined in Section 2.3.6.

         "Competitive Bid Loan" means a Eurodollar Bid Rate Loan or an Absolute Rate Loan, or both, as the case may be.

         "Competitive Bid Margin" means the margin above or below the applicable Eurodollar Base Rate (adjusted for reserve costs, if applicable) offered for a Eurodollar Bid Rate Loan, expressed as a percentage (rounded to the nearest 1/100 of 1%) to be added or subtracted from such Eurodollar Base Rate.

         "Competitive Bid Note" means any promissory note issued at the request of a Lender pursuant to Section 2.11 to evidence its Competitive Bid Loans in the form of Exhibit E-2 hereto.

         "Competitive Bid Quote" means a Competitive Bid Quote substantially in the form of Exhibit H hereto completed and delivered by a Lender to the Agent in accordance with Section 2.3.4.

         "Competitive Bid Quote Request" means a Competitive Bid Quote Request substantially in the form of Exhibit F hereto completed and delivered by the Borrower to the Agent in accordance with Section 2.3.2.

         "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation,
(iv) amortization and (v) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower, the REIT and their Consolidated Subsidiaries on a consolidated basis; provided, however, Consolidated EBITDA shall exclude earnings or losses resulting from (a) cumulative changes in accounting practices, (b) discontinued operations, (c) net income of any entity acquired in a pooling of interest transaction for the period prior to the acquisition, (d) net income of an Affiliate or any other Consolidated Entity that is unavailable to the Borrower or the REIT, (e) net income not readily convertible into Dollars or remittable to the United States, (f) gains and losses from the sale of assets, and (g) net income from corporations, partnerships, associations, joint ventures or other entities in which the Borrower, the REIT or an Affiliate thereof has a minority interest and in which neither the Borrower, the REIT or their Affiliate has Control, except to the extent actually received.

         "Consolidated Entity" means each of the Borrower, the REIT, the Operating Partnerships, the Borrower's Consolidated Subsidiaries, and the REIT's Consolidated Subsidiaries.

         "Consolidated Indebtedness" means at any time the Indebtedness of the Borrower, the REIT and their Consolidated Subsidiaries calculated on a consolidated basis as of such time. "Consolidated Indebtedness" shall include a pro rata portion of the Indebtedness of any Joint Venture or other Person in which the Borrower, the REIT or any of their Consolidated Subsidiaries holds an equity or ownership interest, which Indebtedness is not otherwise included in Consolidated Indebtedness; such pro rata portion shall be in the proportion of such equity or ownership interest in such Joint Venture or other Person.

         "Consolidated Interest Expense" means, for any period, the interest expense of the Borrower, the REIT and their Consolidated Subsidiaries calculated on a consolidated basis for such period, taking into account any Hedge Agreement. "Consolidated Interest Expense" shall include (without duplication) interest on the pro rata portion of any Indebtedness of any Joint Venture or other Person that is included in Consolidated Indebtedness.

         "Consolidated Net Income" means, for any period, the net income (or loss) of the Borrower, the REIT and their Consolidated Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Net Worth" means at any time the consolidated stockholders' equity of the REIT and its Consolidated Subsidiaries (including the Borrower) calculated on a consolidated basis as of such time (adding back adjustments or allowances for accumulated depreciation) as calculated in accordance with Agreement Accounting Principles.

         "Consolidated Secured Indebtedness" means at any time all Consolidated Indebtedness that is Secured Debt.

         "Consolidated Subsidiaries" means those Persons (including the Borrower and any Operating Partnership) set forth on Schedule 3 hereof, and any other Persons required to be consolidated with the Borrower or the REIT under Agreement Accounting Principles in the Borrower's or the REIT's consolidated financial statements, and only for so long as (i) such Persons continue to be required to be consolidated with the Borrower or the REIT under Agreement Accounting Principles in the Borrower's or the REIT's consolidated financial statements or (ii) none of the events described in Section 7.5 have occurred with respect to any such Persons.

         "Consolidated Unsecured Indebtedness" means at any time all Consolidated Indebtedness that is Unsecured Debt.

         "Construction in Progress" means construction on any vacant, unimproved or non-income producing Undeveloped Land or other Real Property Asset or construction, renovation or rehabilitation of that portion of the net rentable area of any Improvements on Real Property Assets as to which no certificate of occupancy (or its equivalent) has been issued.

         "Contingent Obligation" as to any Person means any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases (including Capitalized Leases) dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, solvency or other financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof: provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or obligations of such Person which would not be required under Agreement Accounting Principles to be disclosed as liabilities or footnoted on such Person's financial statement and provided, further, that, in the case of the Borrower, the term Contingent Obligations shall not include a guaranty by the Borrower or the REIT of the obligations of SHS under its $15,000,000 secured facility with Bank One. The amount of any accrued or accruable Contingent Obligation shall be determined in accordance with Agreement Accounting Principles.

         "Control" means in (i) in the case of a corporation, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all the voting stock (exclusive of stock which is voting only as required by applicable law or in the event of nonpayment of dividends and pays dividends only on a nonparticipating basis at a fixed or floating rate), and (ii) in the case of any other entity, ownership, directly or through ownership of other entities, of at least ten percent (10%) of all of the beneficial equity interests therein (calculated by a method that excludes from equity interests, ownership interests that are nonvoting (except as required by applicable law or in the event of nonpayment of dividends or distributions) and pay dividends or distributions only on a non-participating basis at a fixed or floating rate) or, in any case, (iii) the power directly or indirectly, to direct or control, or cause the direction of, the management policies of another Person, whether through the ownership of voting securities, general partnership interests, common directors, trustees, officers by contract or otherwise. The terms "controlled" and "controlling" shall have meanings correlative to the foregoing definition of "Control."

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.2.4.

         "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

         "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

         "Debt Service" means, for any period, the sum (without duplication) of
(i) Consolidated Interest Expense for such period plus (ii) scheduled principal amortization of any Consolidated Indebtedness and any unscheduled principal amortization payments actually made or required to be made during such period pursuant to a settlement of Indebtedness (giving effect to any principal payments actually made or required to be made other than scheduled balloon payments due on the applicable maturity date that are not then due or past due) for such period (whether or not such payments are made), all determined on a consolidated basis for the Borrower, the REIT and their Consolidated Subsidiaries. For purposes of Section 6.16(iii), the foregoing definition shall be modified to exclude therefrom payments in respect of any Indebtedness that does not constitute Unsecured Debt.

         "Default" means an event described in Article VII.

         "Designated Lender" means any Person who has been designated by a Lender to fund Competitive Bid Loans pursuant to Section 2.3.9.

         "Designating Lender" is defined in Section 2.3.10.

         "Designation Agreement" means a designation agreement entered into by a Lender (other than a Designated Lender) and a Designated Lender, and accepted by the Agent and the Borrower, in substantially the form of Exhibit A hereto.

         "Distribution" means any dividends (other than a dividend payable solely in common stock), distributions, return of capital to any stockholders, general or limited partners or members, other payments, distributions or delivery of property or cash to stockholders, general or limited partners or members, or any redemption, retirement, purchase or other acquisition, directly or indirectly, of any shares of any class of capital stock now or hereafter outstanding (or any options or warrants issued with respect to capital stock) general or limited partnership interest, or the setting aside of any funds for the foregoing.

         "Dollars" and the symbol "$" each mean the lawful money of the United States of America.

         "Engineering Reports" means written engineering reports with respect to any Real Property Asset, prepared by licensed engineers acceptable to the Agent, stating, among other things, that such Real Property Asset is in good condition and repair, free from damage and waste and is in compliance with the Americans with Disabilities Act, and otherwise in form and substance satisfactory to the Agent.

         "Environmental Indemnity" means that certain environmental indemnity agreement dated the date hereof given by the Borrower and the REIT to the Agent for the benefit of the Lenders, as the same may be supplemented or amended from time to time.

         "Environmental Laws" means any and all applicable federal, state and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "Environmental Reports" means written environmental site assessments, prepared by independent qualified environmental professionals acceptable to the Agent, on any Real Property Assets in form and substance satisfactory to the Agent and containing the following: (i) a Phase I environmental site assessment analyzing the presence of environmental contaminants, polychlorinated biphenyls or storage tanks and other Hazardous Substances at each of the Real Property Assets, the risk of contamination from off-site Hazardous Substances and compliance with Environmental Laws, such assessments shall be conducted in accordance with ASTM Standard E 1527-93, or any successor thereto published by ASTM, with respect to each of the Real Property Assets, (ii) an asbestos survey of each of the Real Property Assets, which shall include random sampling of materials and air quality testing, (iii) if any of the Real Property Assets is used for residential housing, an assessment of the presence of lead-based paint, lead in water and radon in the improvements (other than Units that are not owned or leased by the Borrower, the REIT, any other Consolidated Entity or any Affiliate thereof), and (iv) such further site assessments that the Agent may require or request due to the results obtained in an assessment or survey described in clauses (i), (ii) or (iii) above or in its reasonable discretion.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means a Eurodollar Ratable Advance or a Eurodollar Bid Rate Advance, as the context may require.

         "Eurodollar Auction" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins pursuant to Section 2.3.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Eurodollar Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, and having a maturity equal to such Eurodollar Interest Period, provided that, if no such British

Bankers' Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Eurodollar Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of Bank One's relevant Eurodollar Ratable Loan, or, in the case of a Eurodollar Bid Rate Advance, the amount of the Eurodollar Bid Rate Advance requested by the Borrower, and having a maturity equal to such Eurodollar Interest Period.

         "Eurodollar Bid Rate" means, with respect to a Eurodollar Bid Rate Loan made by a given Lender for the relevant Eurodollar Interest Period, the sum of
(i) the quotient of (a) the Eurodollar Base Rate (or, if such Lender is subject to Reserve Requirements, the Adjusted Eurodollar Base Rate), applicable to such Eurodollar Interest Period (expressed as a decimal) plus (ii) the Competitive Bid Margin offered by such Lender and accepted by the Borrower.

         "Eurodollar Bid Rate Advance" means a Competitive Bid Advance which bears interest at a Eurodollar Bid Rate.

         "Eurodollar Bid Rate Loan" means a Loan which bears interest at a Eurodollar Bid Rate.

         "Eurodollar Interest Period" means, (i) with respect to a Eurodollar Ratable Advance, a period of one, two, three, six (or, subject to availability and to agreement of all Lenders in their sole discretion) nine months commencing on a Business Day selected by the Borrower pursuant to this Agreement and (ii) with respect to a Eurodollar Bid Rate Advance, a period of one, two or three months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Eurodollar Interest Period shall end on the day which corresponds numerically to such date one, two, three, six or nine months (as applicable) thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third, sixth or ninth succeeding month (as applicable), such Eurodollar Interest Period shall end on the last Business Day of such next, second, third, sixth or ninth succeeding month (as applicable). If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Eurodollar Interest Period shall end on the immediately preceding Business Day. If requested by the Borrower and agreed to by all Lenders in their sole discretion, a Eurodollar Interest Period may be a period of less than one month.

         "Eurodollar Loan" means a Eurodollar Ratable Loan or a Eurodollar Bid Rate Loan, as the context may require.

         "Eurodollar Ratable Advance" means a Ratable Advance which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.2.

         "Eurodollar Ratable Loan" means a Ratable Loan which bears interest at a Eurodollar Rate requested by the Borrower pursuant to Section 2.2.

         "Eurodollar Rate" means, with respect to a Eurodollar Ratable Advance for the relevant Eurodollar Interest Period, the sum of (i) the Eurodollar Base Rate (or, if any Lender is subject to

Reserve Requirements, the Adjusted Eurodollar Base Rate) applicable to such Eurodollar Interest Period (expressed as a decimal) plus (ii) the Applicable Margin.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Extension Fee" is defined in Section 2.17.

         "Extension Request" is defined in Section 2.17.

         "Facility Fee" is defined in Section 2.5.1.

         "Facility LC" is defined in Section 2.19.1.

         "Facility LC Application" is defined in Section 2.19.3.

         "Facility LC Collateral Account" is defined in Section 2.19.11.

         "Facility Termination Date" means July 2, 2005 or any later date as may be specified as the Facility Termination Date in accordance with Section 2.17 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Fixed Charges" means the amount of scheduled lease payments with respect to leasehold interests or obligations of the respective Person and dividends and distributions on all classes of preferred stock or preferred partnership interests of such Person (including, in the case of the Borrower, the Preferred OP Units).

         "Fixed Rate" means the Eurodollar Rate, the Eurodollar Bid Rate or the Absolute Rate.

         "Fixed Rate Advance" means an Advance which bears interest at a Fixed Rate.

         "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.9, bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.9, bears interest at the Floating Rate.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "Funds from Operations" means consolidated net income (loss) before extraordinary items, computed in accordance with Agreement Accounting Principles, plus, to the extent deducted in determining net income (loss) and without duplication, (i) gains (or losses) from debt restructuring and sales of property, (ii) non-recurring charges, (iii) provisions for losses, (iv) real estate related depreciation and amortization (excluding amortization of financing costs), and (v) amortization of organizational expenses, less, to the extent included in net income (loss), (a) non-recurring income and (b) equity income (loss) from unconsolidated partnerships and joint ventures less the proportionate share of funds from operations of such partnerships and joint ventures, which adjustments shall be calculated on a consistent basis.

         "Guarantors" means the REIT and those Wholly-Owned Subsidiaries of the Borrower or of the REIT identified on Schedule 11, together with any other Wholly-Owned Subsidiary of the Borrower or of the REIT which now or hereafter
(i) owns an Unencumbered Asset or an interest in another Guarantor which now or hereafter owns an Unencumbered Asset or (ii) is a property manager of an Unencumbered Asset.

         "Guaranty" means that certain Guaranty dated the date hereof made by the REIT and the Guarantors in favor of Agent for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

         "Hazardous Substances" has the meaning provided in the Environmental Indemnity.

         "Hedge Agreement" means an interest rate swap, cap or other interest rate management agreement, provided that the entity providing such interest rate management agreement maintains a credit rating equal or exceeding "A" as rated by Standard & Poor's Ratings Services or Aa2 by Moody's Investors Service, Inc. or such other reputable rating agency reasonably satisfactory to the Agent and the Required Lenders.

         "Improvements" means any building, structure, fixture, addition, enlargement, extension, modification, repair, replacement or improvement now or hereafter located or erected on any Real Property Asset.

         "Increase Date" is defined in Section 2.5.4(iii).

         "Indebtedness" of any Person shall mean, without duplication, (i) all obligations of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all obligations of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all Letters of Credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all obligations of any other Person secured by any Lien on any property owned by such Person, whether or not such obligations have been assumed, (v) all Contingent Obligations of such Person, (vi) all Unfunded Liabilities of such Person, (vii) all Rate Management Obligations of such Person, (viii) all obligations and liabilities secured by any Lien or mortgage on any property of such Person, whether or not the same would be classified as a liability on a balance sheet,
(ix) the liability of such Person in respect of banker's acceptances and the estimated liability under any participating mortgage, convertible mortgage or similar arrangement, (x) the Capitalized Lease Obligations of such Person, (xi) all final, nonappealable judgments or decrees by a court or courts or competent jurisdiction entered against such Person to the extent not covered by insurance,
(xii) all obligations (of the kind described in clauses (i) through (xi) above) of any partnership in which such Person holds a general partnership interest,
(xiii) all Preferred OP Units and preferred stock of such Person that, in either case, are redeemable for cash, a cash equivalent, a note receivable or similar instrument or are convertible to Indebtedness as defined herein (other than Indebtedness described in clauses (iii), (vi), (x), (xi) or (xiii) of this definition), and (xiv) all obligations, liabilities, reserves and any other items which are listed as a liability on a balance sheet of such Person determined on a consolidated basis in accordance with Agreement Accounting Principles, but excluding all general contingency reserves and reserves for deferred income taxes and investment credit.

         "Interest Period" means a Eurodollar Interest Period or an Absolute Rate Interest Period.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "Invitation for Competitive Bid Quotes" means an Invitation for Competitive Bid Quotes substantially in the form of Exhibit G hereto, completed and delivered by the Agent to the Lenders in accordance with Section 2.3.3.

         "Joint Venture" means any corporation, partnership or limited liability company in which the Borrower or the REIT owns singly or together, directly or indirectly, an economic interest but which is not an Operating Partnership or a Wholly-Owned Subsidiary. The term "Joint Venture" shall not include SHS.

         "LC Fee" is defined in Section 2.19.4.

         "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

         "LC Obligations" means, at any time, the sum, without duplication, of
(i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "LC Payment Date" is defined in Section 2.19.5.

         "Leases" means all written leases and rental agreements, registration cards and agreements and other agreements, whether or not in writing, affecting the use, enjoyment or occupancy of any Real Property Asset heretofore or hereafter entered into.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.15.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or, in the case of a Loan made pursuant to Section 2.2, any conversion or continuation thereof).

         "Loan Documents" means this Agreement, the Facility LC Applications, any Notes issued pursuant to Section 2.11, the Guaranty, the Environmental Indemnity, the Subordination of Management Agreement and any other documents or instruments evidencing, securing or guaranteeing the Loans or LC Obligations.

         "Management Agreement" means the Management Agreement identified in the Subordination of Management Agreement or any replacement thereof entered into in accordance with the provisions of Section 6.19.

         "Market Capitalization Rate" means the appropriate capitalization rate for manufactured housing communities, as determined by the Agent, which shall be subject to the approval of the Required Lenders, which rate shall in no event be less than 8 1/2% or greater than 11%. The Agent may make such determination no more frequently than twice in any consecutive twelve (12) month period upon sixty (60) days' prior written notice to the Borrower. If the Borrower has not submitted reasonably satisfactory evidence to the Agent and the Required Lenders that a different rate is appropriate, the rate chosen by the Agent shall be effective as of the end of such sixty (60) day period. If the Borrower and the REIT are required to submit any financial reports during such sixty (60) day period, such reports shall include a pro forma statement showing the impact of the Agent's selected rate on the calculations in such reports. As of the date hereof, the parties agree that the appropriate capitalization rate is 8.75%. The determination by the Agent and Required Lenders of the Market Capitalization Rate after review of any evidence submitted by the Borrower as provided above shall be final.

         "Market Value" means, with respect to any Asset, a value determined by the Agent equal to (i) with respect to any Real Property Asset other than a Non-Income Producing Asset, the quotient of Net Operating Income for the twelve-month period immediately preceding the determination of the value of such Real Property Asset divided by the Market Capitalization Rate and (ii) with respect to Non-Income Producing Assets and any Other Assets, the Book Value thereof.

         "Material Adverse Effect" means any condition which causes or continues the occurrence of a Default or has a material adverse effect upon (i) the business, operations, properties, assets, prospects, corporate structure or condition (financial or otherwise) of the Borrower, the REIT or any of the Consolidated Entities, taken as a whole, (ii) the ability of the Borrower, the REIT or the Consolidated Entities to perform any of the Obligations, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

         "Minimum Capital Expenditure Reserves" means, for any Real Property Asset other than a Non-Income Producing Asset, an amount equal to $100.00 per Unit pad or site located on such Real Property Asset for the twelve (12) month period preceding the calculation that the Borrower or the appropriate Consolidated Entity shall reserve for capital expenditures on such Real Property Asset.

         "Modify" and "Modification" are defined in Section 2.19.1.

         "Monthly Payment Date" means the first day of each calendar month.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Net Operating Income" means, with respect to any Real Property Asset, the Rents derived from the customary operation of such Real Property Asset, less Operating Expenses attributable to such Real Property Asset, and shall include only the Rents and other such income actually received and earned, in accordance with Agreement Accounting Principles, including any rent loss or business interruption insurance proceeds, water and sewer charges, recreational vehicle storage charges, and laundry, parking or other vending or concession income, which are actually received and earned, in accordance with Agreement Accounting Principles, and Operating Expenses actually paid or payable on an accrual basis in accordance with Agreement Accounting Principles attributable to such Real Property Asset during the twelve (12) month period ending at the end of the calendar month for which the Net Operating Income is being calculated, as set forth on operating statements satisfactory to the Agent. Notwithstanding the foregoing, for purposes of calculating Market Value, Net Operating Income will be based on the twelve (12) month period immediately preceding the date of calculation. If a Real Property Asset was not owned by the Borrower or a Consolidated Entity during all of such twelve-month period or was a Non-Income Producing Asset during a part of such twelve-month period, the Net Operating Income for the applicable portion of such twelve-month period shall be annualized in a manner reasonably satisfactory to the Agent. Net Operating Income shall be calculated in accordance with customary accounting principles applicable to real estate. Notwithstanding the foregoing, Net Operating Income shall not include (i) any condemnation or insurance proceeds (other than rent or business interruption insurance proceeds), (ii) any proceeds resulting from the sale, exchange, transfer, financing or refinancing of all or any portion of the Real Property Asset for which it is to be determined, (iii) amounts received from tenants as security deposits, and (iv) any type of income otherwise included in Net Operating Income but paid directly by any tenant to a Person other than the Borrower or a Consolidated Entity or its agents or representatives.

         "New Lender" means a Person, approved by the Borrower and the Agent, that becomes a Lender hereunder pursuant to the provisions of Section 2.5.4.

         "Non-Income Producing Assets" means any Real Property Asset which, at the time such definition is utilized pursuant to any provision of this Agreement is (i) comprised of vacant land or (ii) under construction and not, either wholly or partially, open for business and operational.

         "Non-Recourse Debt" means any Secured Debt with respect to which the liability of the Borrower, the REIT and the other Consolidated Entities is limited to (i) the Assets that secure such Secured Debt and (ii) liability for customary "non-recourse exceptions," such as fraud, the misapplication of funds, environmental liabilities, bankruptcy and unpermitted transfers of properties or ownership interests.

         "Non-Use Fee" is defined in Section 2.5.2.

         "Non-U.S. Lender" is defined in Section 3.5(iv).

         "Notes" means, collectively, all of the Competitive Bid Notes and all of the Ratable Notes that may be issued hereunder, and "Note" means any one of the Notes.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

         "Operating Expenses" means, with respect to any Real Property Asset, for any given period (and shall include the pro rata portion for such period of all such expenses attributable to, but not paid during, such period), all expenses to be paid or payable, as determined in accordance with Agreement Accounting Principles, by the Borrower, the REIT or the applicable Consolidated Entity during that period in connection with the operation of such Real Property Asset for which it is to be determined, including without limitation:

                  (i) expenses for cleaning, repair, maintenance, decoration and painting of such Real Property Asset (including, without limitation, parking lots and roadways), net of any insurance proceeds in respect of any of the foregoing;

                  (ii) wages (including overtime payments), benefits, payroll taxes and all other related expenses for the Borrower's, the REIT's or other Consolidated Entity's on-site personnel, up to and including (but not above) the level of the on-site manager, engaged in the repair, operation and maintenance of such Real Property Asset and service to tenants and on-site personnel engaged in audit and accounting functions performed by the Borrower, the REIT or the applicable Consolidated Entity;

                  (iii) management fees pursuant to the Management Agreement providing for fees not exceeding market and approved by the Agent. Such fees shall include all fees for management services whether such services are performed at such Real Property Asset or off-site;

                  (iv) the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and the cost of building and cleaning supplies;

                  (v) the cost of any leasing commissions and tenant concessions (other than concessions reflected in reduced Rent) or tenant improvements (unless otherwise reserved for) payable by the Borrower, the REIT or any Consolidated Entity pursuant to any leases which are in effect for such Real Property Asset at the commencement of that period as such costs are recognized in accordance with Agreement Accounting Principles, but on no less than a straight line basis over the expected term of the respective tenancy, inclusive of any renewal or extension or similar options (but in no event over a term longer than the greater of (a) the actual remaining term of the respective tenancy or (b) seven
         (7) years);

                  (vi) rent, liability, casualty, fidelity, errors and omissions, dram shop liability, workmen's compensation and other insurance premiums;

                  (vii) legal, accounting and other professional fees and expenses;

                  (viii) the cost of all equipment to be used in the ordinary course of business, which is not capitalized in accordance with Agreement Accounting Principles;

                  (ix) real estate, personal property and other taxes;

                  (x) advertising and other marketing costs and expenses;

                  (xi) casualty losses to the extent not reimbursed by an independent third party; and

                  (xii) all amounts that should be reserved, as reasonably determined by the Borrower or the applicable Consolidated Entity, with approval by the Agent in its reasonable discretion, for repair or maintenance of the Real Property Asset and to maintain the value of the Real Property Asset including replacement reserves equal to the greater of (a) the reserves provided for in the Borrower's or the applicable Consolidated Entity's capital budget and (b) $100.00 per Unit pad or site.

         Notwithstanding the foregoing, Operating Expenses shall not include (1) depreciation or amortization or any other non-cash item of expense unless otherwise determined by the Agent (2) interest, principal, fees, costs and expense reimbursements of the Agent and Lenders in administering the Loan but not in exercising any of its rights under this Agreement or the Loan Documents; or (3) any expenditure (other than leasing commissions, tenant concessions and improvements, and replacement reserves) which is properly treatable as a capital item under Agreement Accounting Principles.

         "Operating Partnership" means those partnerships and limited liability companies set forth on Schedule 3, as such Schedule may be amended or supplemented from time to time, and any partnership or limited liability company in which the Borrower or the REIT owns, singly or together, directly or indirectly, a majority or all of the economic interest and either the Borrower or the REIT, either directly or indirectly, is the sole managing general partner, manager or sole member as applicable. The term "Operating Partnership" does not include the Borrower.

         "OP Units" means the Common OP Units and the Preferred OP Units.

         "Origen" means Origen Financial, LLC.

         "Original Loan Agreement" means that certain Amended and Restated Senior Unsecured Line of Credit Agreement dated as of July 1, 1999 among the Borrower, the REIT, Bank One (formerly, The First National Bank of Chicago), as Agent and the Co-Lenders party thereto.

         "Other Assets" means all Assets of a Person that are not Real Property Assets.

         "Other Taxes" is defined in Section 3.5(ii).

         "Outstanding Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

         "Participants" is defined in Section 12.2.1.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Investments" means, at any time, (i) the Permitted Origen Investment, (ii) the existing Investments described in Schedule 12, (iii) Investments in Operating Partnerships that are wholly owned and controlled by the Borrower or the REIT, either directly or indirectly, and (iv) the Investments identified below (the term "Investments" shall, for purposes hereof, include any ownership of any of the categories of Assets identified below), provided that (a) the aggregate amount of all of the Investments identified below shall at all times be less than 25% of the Market Value of all of the Borrower's Assets as of the date of calculation and (b) the aggregate amount of each of the categories of Investments identified below shall be less than the specified percentage of the Market Value of all of the Borrower's Assets as of the date of calculation:


      Permitted Investment                                              Maximum of Market Value of all of
      --------------------                                              ----------------------------------
                                                                        Borrower's Assets
                                                                        -----------------
Investments in Undeveloped Land and Construction in Progress:                               15%

Investments in Qualified Secured Receivables:                                               10%

Investments in (1) Operating Partnerships in which the Borrower and the REIT own, singly or together, a majority of the (but not the entire) economic interest and either the Borrower or the REIT, either directly or indirectly, is the sole managing general partner or
manager, (2) SHS and (3) SunChamp, LLC:                                                     10%

Investments in Joint Ventures, including any Investment in Origen, whether directly or indirectly and including SHS's investments in
Origen except for its $15,000,000 equity Investment in Origen:                               5%

Investments in manufactured housing units and mobile homes that are personal property and are not deemed fixtures or real property under
the law of the jurisdiction in which they are located:                                       2%

Other Investments relating to Borrower's core business of developing, constructing, owning, leasing to consumers, operating and selling or
otherwise disposing of manufactured home communities:                                        2%


         For purposes of calculating the foregoing, the amount of each Permitted Investment will be deemed to be (A) in the case of SHS, the Book Value of such Investments less SHS's Investments in Origen (but not less than zero), (B) in the case of an Investment (other than an Investment in a Joint Venture) acquired from a third party, the original acquisition price of such Investment, verified by the Borrower to the satisfaction of the Agent, (C) in the case of a Joint Venture, the sum of (x) the Book Value of such Investment plus (y) an amount equal to the maximum additional amounts (if any) that the Borrower, the REIT or any other Consolidated Entity may be obligated (without its consent) to invest therein (whether as a mandatory capital contribution or otherwise), without regard to whether such additional amounts have actually been invested, and (D) in the case of any other Investment, its Book Value. All Permitted Investments shall be subject to the requirements of Section 6.3. An Investment in a Joint Venture pursuant to which the Borrower, the REIT or a Consolidated Entity may be obligated (without its consent) to invest unlimited additional amounts (whether as a capital contribution or otherwise) shall not be a Permitted Investment.

         "Permitted Liens" is defined in Section 6.25.

         "Permitted Mortgage Debt" means any Secured Debt of the Borrower, the REIT or any Consolidated Entity that is permitted under this Agreement.

         "Permitted Origen Investment" means any Investment by Borrower in Origen, whether directly or indirectly and including SHS's Investments in Origen, provided that (a) the maximum aggregate amount of any equity Investment in Origen, whether directly or indirectly and including SHS's equity Investments in Origen, shall not exceed $20,000,000 and (b) all Investments in Origen, whether directly or indirectly and including SHS's Investments in Origen in excess of $15,000,000, shall be subject to the limitations set forth in clause
(iv) of the definition of "Permitted Investments."

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Preferred OP Units" means the class of convertible preferred OP Units as defined in the Borrower's Partnership Agreement.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Purchasers" is defined in Section 12.3.1.

         "Qualified Secured Receivables" means receivables that are evidenced by a note or bond and secured by a mortgage, deed of trust, security agreement or other similar instrument that encumbers either (i) fee interests in real property used principally for manufactured housing communities or (ii) manufactured houses.

         "Quarterly Payment Date" means the first day of each January, April, July and October.

         "Rating Agencies" means both Standard & Poor's Ratings Services and Moody's Investor Service, Inc. If either of such agencies discontinues its rating of the Borrower or its ratings of real estate investment trusts generally, the Agent and the Required Lenders shall, within six (6) months of such discontinuance, determine another nationally recognized statistical ratings agency that assigns a rating to the Borrower (a "Substitute Rating Agency"), and the term Rating Agencies shall include such Substitute Rating Agency. During any time that only one Rating Agency is assigning a rating to the Borrower, that Rating Agency's rating shall be used for all calculations under this Agreement.

         "Ratable Advance" means a borrowing hereunder (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Ratable Loans of the same Type and, in the case of Eurodollar Ratable Loans, for the same Interest Period.

         "Ratable Borrowing Notice" is defined in Section 2.2.3.

         "Ratable Loan" means a Loan made by a Lender pursuant to Section 2.2 hereof.

         "Ratable Note" means any promissory note issued at the request of a Lender pursuant to Section 2.11 to evidence its Ratable Loans in the form of Exhibit E-1 hereto.

         "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Borrower (including any Hedge Agreement) which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "Real Property Assets" means the real property set forth on Schedules 1 and 2, as such Schedules may be amended or supplemented from time to time, and all real property owned or leased, directly or indirectly, wholly or partly, by the Borrower, the REIT, or any other Consolidated Entity.

         "Recourse Debt" means any Secured Debt that is not Non-Recourse Debt.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

         "REIT" means Sun Communities, Inc., a Maryland corporation.

         "Rents" means all income, rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses), golf revenues, and all pass-throughs and tenant's required contributions for taxes, maintenance costs, tenant improvements, leasing commissions, capital expenditures and other items including without limitation, all revenues and credit card receipts collected from recreation facilities, vending machines and concessions and all Accounts Receivable (without duplication) from the Real Property Assets.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Reports" is defined in Section 9.6.

         "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-2/3% of the aggregate unpaid principal amount of the Aggregate Outstanding Credit Exposure, but in no event shall Required Lenders be less than two (2) Lenders.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Response Date" is defined in Section 2.17.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Seasonal RV Sites" is defined in Section 6.33.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Secured Debt" means, with respect to any Person, all Indebtedness that is secured, in whole or in part, by any Assets of such Person and shall include, as applicable, Permitted Mortgage Debt.

         "Selling Lender" is defined in Section 2.5.4(iii).

         "Settlement Date" is defined in Section 2.5.4(iii).

         "SHS" means Sun Home Services, Inc., a corporation in which the Borrower owns 100% of the preferred stock, entitling the Borrower to 95% of the operating cash flow of SHS.

         "Significant Consolidated Entity" means (i) any Consolidated Entity that has Assets having an aggregate Market Value in excess of $5,000,000 or (ii) Consolidated Entities that, over the term of this Agreement, are the subject of a proceeding or other event described in Section 7.5 or 7.6 and that have, in the aggregate, Assets having an aggregate Market Value in excess of $5,000,000.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Subordination of Management Agreement" means a Subordination of Management Agreement substantially in the form set forth as Exhibit I hereto.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Substantial Assets" means Real Property Assets (other than "Replaced Assets," as defined below) of the Borrower, the REIT and any other Consolidated Entity which, in the aggregate over any period of 36 consecutive months, either
(i) have a Market Value that exceeds 15% of the Market Value of all Real Property Assets or (ii) contributed more than 15% of the consolidated Net Operating Income of the Borrower, the REIT and the other Consolidated Entities derived from all Real Property Assets. The determinations in clauses (i) and
(ii) above of the Market Value or Net Operating Income of any Real Property Asset that is sold, transferred, leased or otherwise disposed of shall be made at the time of such sale, lease, transfer or other disposition based upon the then most recently available financial statements. The determination in clauses
(i) and (ii) above of the Market Value of all Real Property Assets and Net Operating Income of the Borrower, the REIT and the other Consolidated Entities from all Real Property Assets shall be made at the time that the determination of "Substantial Assets" is made hereunder, based upon the most recently available financial assets. For purposes of the foregoing, a "Replaced Asset" means any Real Property Asset that is sold, leased, transferred or otherwise disposed of within the applicable 36-month period if and to the extent that, within the six (6) month period following the consummation of such sale, lease, transfer or other disposition, the Borrower, the REIT or any Consolidated Entity acquires one or more similar Real Property Assets; in such event, the Real Property Asset so sold, leased, transferred or otherwise disposed of shall be deemed a "Replaced Asset" to the extent of the Market Value and Net Operating Income of the replacement Real Property Asset acquired during such six-month period, as determined at the time that any determination of "Substantial Assets" is made hereunder, based upon the most recently available financial statements.

         "Substantial Portion" means, with respect to the Assets of the Borrower, the REIT and the Consolidated Entities, Assets which represent more than 15% of the Market Value of the Assets of the Borrower, the REIT and the Consolidated Entities or which are responsible for more than 15% of Consolidated Net Income, in each case, as would be shown in the consolidated financial statements of the Borrower, the REIT and the Consolidated Entities, as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month).

         "Substitute Rating Agency" is defined in the definition of "Rating Agencies."

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Title Searches" is defined in Section 6.13.

         "Total Unencumbered Assets" means, at any date, without duplication, the sum of the following wholly-owned Assets of the Borrower and the Guarantors, provided such Assets are free and clear of all Liens except for those described in Sections 6.25(ii), (iii) and (iv), all as determined at such date: (i) the Market Value of all Unencumbered Assets; (ii) all cash on hand and the Book Value of all Investments described in clauses (i) through (vii) of Section 6.32;
(iii) the Book Value of all Qualified Secured Receivables, but only to the extent fully secured by first mortgages or deeds of trust on manufactured housing communities or manufactured homes; (iv) the Book Value of any Undeveloped Land that does not constitute an Unencumbered Asset; and (v) the Book Value of all Other Assets not described in clauses (i), (ii) and (iii) above, except (a) Investments (whether equity or loans or advances) in or to any Person (other than those Investments described in clauses (ii) and (iii) above) and (b) receivables (whether secured or otherwise) (other than those described in clauses (ii) and (iii) above); provided, however, that in no event shall Total Unencumbered Assets exceed the quotient obtained by dividing (1) the sum of the amounts under clauses (i) and (ii) above by (2) seventy percent (70%).

         "Transferee" is defined in Section 12.4.

         "Type" means an Absolute Rate Advance, a Eurodollar Bid Rate Advance or a Eurodollar Ratable Advance.

         "UCC Searches" is defined in Section 4.1.4.

         "Undeveloped Land" means any vacant or unimproved non-income producing Real Property Asset.

         "Unencumbered Assets" means those Real Property Assets set forth on
Schedule 1, as such Schedule may be amended or supplemented from time, (i) against which there are no liens or encumbrances except for Permitted Liens,
(ii) with respect to which the Borrower has complied with the applicable requirements of Section 4.1, (iii) with respect to which the Borrower, the REIT or a Guarantor (individually or collectively) is the sole owner, both of record and beneficially, (iv) which do not constitute Undeveloped Land, unless such Undeveloped Land is intended for development as expansion of another improved Unencumbered Asset, and (v) which the Agent and the Required Lenders have agreed in writing are to be deemed Unencumbered Assets for purposes of this Agreement pursuant to Section 2.21. The Borrower, the REIT or the other Consolidated Entities may own other Real Property Assets against which there are no liens or encumbrances, but Real Property Assets shall constitute Unencumbered Assets only as provided in the preceding sentence.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Unit" means any mobile home units or manufactured housing units.

         "Unsecured Debt" means, with respect to a Person, all Indebtedness (including, in the case of the Borrower, the Obligations hereunder) that is not Secured Debt.

         "Unsecured Debt Rating" means with respect to a Person, the rating assigned by the Rating Agencies to such Person's long term unsecured debt obligations.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, (a) by such Person or one or more Wholly-Owned Subsidiaries of such Person, (b) by such Person and one or more Wholly-Owned Subsidiaries of such Person or (c) if such Person is the Borrower or the REIT, collectively by the Borrower or the REIT, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

         2.1.     The Facility.

                  2.1.1 Description of Facility. The Lenders grant to the Borrower a revolving credit facility pursuant to which, and upon the terms and subject to the conditions herein set forth:

                          (i) each Lender severally agrees to make Ratable
                  Loans to the Borrower in accordance with Section 2.2;

                          (ii) the LC Issuer will issue, and each Lender will
                  participate in, Facility LCs in accordance with Section 2.19; and

                          (iii) each Lender may, in its sole discretion, make
                  bids to make Competitive Bid Loans to the Borrower in accordance with Section 2.3.

                  2.1.2 Amount of Facility. In no event may the aggregate principal amount of all outstanding Credit Extensions (including Ratable Advances, Competitive Bid Advances and LC Obligations) exceed the Aggregate Commitment.

                  2.1.3 Availability of Facility. Subject to the terms of this Agreement, the facility is available from the date hereof to the Facility Termination Date, and the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

                  2.1.4 Repayment of Facility. The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

         2.2.     Ratable Advances.

                  2.2.1 Ratable Advances. Each Ratable Advance hereunder shall consist of Loans made from the several Lenders ratably according to their Pro Rata Shares. The aggregate outstanding amount of Competitive Bid Advances shall reduce each Lender's Commitment ratably in the proportion such Lender's Commitment bears to the Aggregate Commitment regardless of which Lender or Lenders make such Competitive Bid Advances.

                  2.2.2 Types of Ratable Advances. The Ratable Advances may be Floating Rate Advances or Eurodollar Ratable Advances, or a combination thereof, selected by the Borrower in accordance with Section 2.2.3.

                  2.2.3 Method of Selecting Types and Interest Periods for Ratable Advances. The Borrower shall select the Type of Ratable Advance and, in the case of each Eurodollar Ratable Advance, the Interest Period applicable thereto, from time to time. The Borrower shall give the Agent irrevocable notice (a "Ratable Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and at least three Business Days before the Borrowing Date for each Eurodollar Ratable Advance. Notwithstanding the foregoing, a Ratable Borrowing Notice for a Floating Rate Advance may be given not later than 15 minutes after the time which the Borrower is required to reject one or more bids offered in connection with an Absolute Rate Auction pursuant to Section 2.3.6 and a Ratable Borrowing Notice for a Eurodollar Ratable Advance may be given not later than 15 minutes after the time the Borrower is required to reject one or more bids offered in connection with a Eurodollar Auction pursuant to Section 2.3.6. A Ratable Borrowing Notice shall specify:

                           (i) the Borrowing Date, which shall be a Business
                  Day, of such Ratable Advance,

                           (ii) the aggregate amount of such Ratable Advance,

                           (iii) the Type of Ratable Advance selected, and

                           (iv) in the case of each Eurodollar Ratable Advance,
                  the Interest Period applicable thereto (which may not end after the Facility Termination Date).

                  2.2.4 Conversion and Continuation of Outstanding Ratable Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are either converted into Eurodollar Ratable Advances in accordance with this
         Section 2.2.4 or are repaid in accordance with Section 2.7. Each Eurodollar Ratable Advance shall continue as a Eurodollar Ratable Advance until the end of the then applicable Eurodollar Interest Period therefor, at which time such Eurodollar Ratable Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Ratable Advance is or was repaid in accordance with Section
         2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Eurodollar Interest Period, such Eurodollar Ratable Advance continue as a Eurodollar Ratable Advance for the same or another Eurodollar Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Ratable Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Ratable Advance, or continuation of a Eurodollar Ratable Advance, not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

                           (i) the requested date, which shall be a Business
                  Day, of such conversion or continuation,

                           (ii) the aggregate amount and Type of the Ratable
                  Advance which is to be converted or continued, and

                           (iii) the amount of such Ratable Advance(s) which is
                  to be converted or continued as a Eurodollar Ratable Advance and the duration of the Eurodollar Interest Period applicable thereto.

         2.3.     Competitive Bid Advances.

                  2.3.1 Competitive Bid Option. In addition to Ratable Advances pursuant to Section 2.2, but subject to the terms and conditions of this Agreement (including, without limitation, the limitation set forth in Section 2.1.2 as to the maximum aggregate principal amount of all outstanding Credit Extensions hereunder), and provided further that the Borrower's Unsecured Debt Rating is at least BBB- or greater or Baa3 or greater, as assigned by the applicable Rating Agencies, the Borrower may, as set forth in this Section 2.3, request the Lenders, prior to the Facility Termination Date, to make offers to make Competitive Bid Advances to the Borrower. Each Lender may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3. Competitive Bid Loans shall be evidenced by the Competitive Bid Notes. In no event shall the aggregate of all Competitive Bid Loans outstanding at any time exceed fifty percent (50%) of the Aggregate Commitment. Each Competitive Bid Advance shall be repaid by the Borrower on the last day of the Interest Period applicable thereto.

                  2.3.2 Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section 2.3, it shall transmit to the Agent by telecopy a Competitive Bid Quote Request so as to be received no later than (a) 10:00 a.m. (Chicago time) at least five Business Days prior to the Borrowing Date proposed therein, in the case of a Eurodollar Auction, or (b) 9:00 a.m. (Chicago time) at least one Business Day prior to the Borrowing Date proposed therein, in the case of an Absolute Rate Auction, specifying:

                           (i) the proposed Borrowing Date, which shall be a
                  Business Day, for such Competitive Bid Advance,

                           (ii) the aggregate principal amount of such
                  Competitive Bid Advance,

                           (iii) whether the Competitive Bid Quotes requested
                  are to set forth a Competitive Bid Margin or an Absolute Rate, or both, and

                           (iv) the Interest Period applicable thereto (which
                  may not end after the Facility Termination Date).

         The Borrower may request offers to make Competitive Bid Loans for more than one Interest Period and for a Eurodollar Auction and an Absolute Rate Auction in a single Competitive Bid Quote Request. No Competitive Bid Quote Request shall be given within five (5) Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Competitive Bid Quote Request. A Competitive Bid Quote Request that does not conform substantially to the format of Exhibit F hereto shall be rejected, and the Agent shall promptly notify the Borrower of such rejection.

                  2.3.3 Invitation for Competitive Bid Quotes. Promptly and in any event before the close of business on the same Business Day of receipt of a Competitive Bid Quote Request that is not rejected pursuant to Section 2.3.2, the Agent shall send to each of the Lenders by telecopy an Invitation for Competitive Bid Quotes substantially in the form of Exhibit G hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such Competitive Bid Quote Request relates in accordance with this Section 2.3.

                  2.3.4 Submission and Contents of Competitive Bid Quotes.

                          (i) Each Lender may, in its sole discretion, submit a
                  Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this Section 2.3.4 and must be submitted to the Agent by telecopy at its offices specified in or pursuant to Article XIII not later than (a) 2:00 p.m. (Chicago time) at least four Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (b) 9:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Agent may agree); provided that Competitive Bid Quotes submitted by Bank One may only be submitted if the Agent or Bank One notifies the Borrower of the terms of the offer or offers contained therein not later than 15 minutes prior to the latest time at which the relevant Competitive Bid Quotes must be submitted by the other Lenders. Subject to Articles IV and VIII, any Competitive Bid Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

                           (ii) Each Competitive Bid Quote shall be in
                  substantially the form of Exhibit H hereto and shall in any case specify:

                                    (a) the proposed Borrowing Date, which shall
                           be the same as that set forth in the applicable Invitation for Competitive Bid Quotes,

                                    (b) the principal amount of the Competitive
                           Bid Loan for which each such offer is being made, which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Lender, (2) must be at least $10,000,000 and an integral multiple of $1,000,000, and (3) may not exceed the principal amount of Competitive Bid Loans for which offers were requested,

                                    (c) in the case of a Eurodollar Auction, the
                           Competitive Bid Margin offered for each such Competitive Bid Loan,

                                    (d) the minimum amount, if any, of the
                           Competitive Bid Loan which may be accepted by the Borrower,

                                    (e) in the case of an Absolute Rate Auction,
                           the Absolute Rate offered for each such Competitive Bid Loan,

                                    (f) the maximum aggregate amount, if any, of
                           Competitive Bid Loans offered by the quoting Lender which may be accepted by the Borrower, and

                                    (g) the identity of the quoting Lender,
                           provided that such Competitive Bid Loan may be funded by such Lender's Designated Lender as provided in
                           Section 2.3.9, regardless of whether that is specified in the Competitive Bid Quote.

                           (iii) The Agent shall reject any Competitive Bid
                  Quote that:

                                    (a) is not substantially in the form of
                           Exhibit H hereto or does not specify all of the information required by Section 2.3.4(ii),

                                    (b) contains qualifying, conditional or
                           similar language, other than any such language contained in Exhibit H hereto,

                                    (c) proposes terms other than or in addition
                           to those set forth in the applicable Invitation for Competitive Bid Quotes, or

                                    (d) arrives after the time set forth in
                           Section 2.3.4(i).

                  If any Competitive Bid Quote shall be rejected pursuant to this Section 2.3.4(iii), then the Agent shall notify the relevant Lender of such rejection as soon as practical.

                  2.3.5 Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (i) of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.3.4 and (ii) of any Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Agent unless such subsequent Competitive Bid Quote specifically states that it is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Agent's notice to the Borrower shall specify the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request and the respective principal amounts and Eurodollar Bid Rates or Absolute Rates, as the case may be, so offered.

                  2.3.6 Acceptance and Notice by Borrower. Not later than (i) 6:00 p.m. (Chicago time) at least four Business Days prior to the proposed Borrowing Date, in the case of a Eurodollar Auction or (ii) 11:00 a.m. (Chicago time) on the proposed Borrowing Date, in the case of an Absolute Rate Auction (or, in either case upon reasonable prior notice to the Lenders, such other time and date as the Borrower and the Agent may agree), the Borrower shall notify the Agent of its acceptance or rejection of the offers so notified to it pursuant to Section 2.3.5; provided, however, that the failure by the Borrower to give such notice to the Agent shall be deemed to be a rejection of all such offers. In the case of acceptance, such notice (a "Competitive Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Competitive Bid Quote in whole or in part (subject to the terms of Section 2.3.4(ii)(d)); provided that:

                           (i) the aggregate principal amount of each
                  Competitive Bid Advance may not exceed the applicable amount set forth in the related Competitive Bid Quote Request,

                           (ii) acceptance of offers may only be made on the
                  basis of ascending Eurodollar Bid Rates or Absolute Rates, as the case may be, and

                           (iii) the Borrower may not accept any offer that is
                  described in Section 2.3.4(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  2.3.7 Allocation by Agent. If offers are made by two or more Lenders with the same Eurodollar Bid Rates or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in such multiples, not greater than $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers; provided, however, that no Lender shall be allocated a portion of any Competitive Bid Advance which is less than the minimum amount which such Lender has indicated that it is willing to accept. Allocations by the Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Agent shall promptly, but in any event on the same Business Day, notify each Lender of its receipt of a Competitive Bid Borrowing Notice and the aggregate principal amount of such Competitive Bid Advance allocated to each participating Lender.

                  2.3.8 Administration Fee. The Borrower hereby agrees to pay to the Agent an administration fee of $1,500 for each Competitive Bid Quote Request transmitted by the Borrower to the Agent pursuant to
         Section 2.3.2. Such administration fee shall be payable in arrears on each Monthly Payment Date hereafter and on the Facility Termination Date (or such earlier date on which the Aggregate Commitment shall terminate or be cancelled) for any period then ending for which such fee, if any, shall not have been theretofore paid.

                  2.3.9 Designated Lenders. A Lender may designate one or more Designated Lenders to fund a Competitive Bid Loan on its behalf as described in Section 2.3.4(ii)(g). Any Designated Lender which funds a Competitive Bid Loan shall on and after the time of such funding become the obligee under such Competitive Bid Loan and be entitled to receive payment thereof when due. No Lender shall be relieved of its obligations to fund a Competitive Bid Loan, and no Designated Lender shall assume such obligations, prior to the time such Competitive Bid Loan is funded.

                  2.3.10 Designation of Lender to Make Competitive Bid Loans. Any Lender (each a "Designating Lender") may at any time designate one or more Designated Lenders to fund Competitive Bid Loans which the Designating Lender is required to fund, subject to the terms of this
         Section 2.3.10. The provisions in Section 12.3.1 and 12.3.2 shall not apply to such designation. No Lender shall be entitled to make more than two such designations. The parties to each such designation shall execute and deliver to the Agent a Designation Agreement in the form of Exhibit A. From and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Competitive Bid Loans on behalf of its Designating Lender pursuant to this Section 2.3.10 after the Borrower has accepted a Competitive Bid (or a portion thereof) of the Designating Lender. Each Designating Lender shall serve as the agent for the Designated Lender and shall on behalf of the Designated Lender give and receive all communications and notices and take all actions hereunder, including without limitation votes, approvals, waivers, consents and amendments under or relating to this Agreement or the other Loan Documents. Any such notice, communications, vote approval, waiver, consent or amendment shall be signed by the Designating Lender as agent for the Designated Lender and shall not be signed by the Designated Lender. The Borrower, the Agent, the LC Issuer and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same, and without any specific designation that the Designating Lender is signing in agency capacity. This Section 2.3.10 shall survive the termination of this Agreement.

         2.4. Method of Borrowing. Not later than 1:00 p.m. (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

         2.5.     Fees; Reductions/Increases of Aggregate Commitment.

                  2.5.1 Facility Fee. The Borrower agrees to pay to the Agent for the account of each Lender a fee ("Facility Fee"), if applicable, at a per annum rate equal to the Applicable Fee Rate on the average daily amount of such Lender's Commitment (whether used or unused) from the date hereof to and including the Facility Termination Date, payable quarterly in arrears on each Quarterly Payment Date hereafter and on the Facility Termination Date.

                  2.5.2 Non-Use Fee. The Borrower agrees to pay to the Agent for the account of each Lender a fee ("Non-Use Fee"), if applicable, at a per annum rate equal to the Applicable Fee Rate on the daily average unused portion of such Lender's Commitment from the date hereof to and including the Facility Termination Date, payable quarterly in arrears on each Quarterly Payment Date hereafter and on the Facility Termination Date. For purposes of determining the Non-Use Fee, Competitive Bid Loans shall not be deemed to be use of any Lender's Commitment, but Facility LCs shall be deemed to be use of each Lender's Commitment.

                  2.5.3 Reductions in Aggregate Commitment. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 if in excess thereof upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Credit Extensions and may not in any event be reduced below $50,000,000 unless reduced to zero
         (0). All accrued Facility Fees and Non-Use Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

                  2.5.4    Increases in Aggregate Commitment.

                          (i) The Borrower may, at any time and from time to
                  time, by notice to the Agent, request an increase in the Aggregate Commitment within the limitations hereafter described, which notice shall set forth the amount of such increase. The Aggregate Commitment may be so increased either by having one or more New Lenders become Lenders and/or by having any one or more of the then existing Lenders (at their respective election in their sole discretion) that have been approved by the Borrower and the Agent (any such Lender or any New Lender being herein referred to as an "Additional Lender") increase the amount of their Commitments, provided that (a) unless otherwise approved by the Agent, the Commitment of any New Lender shall be in an amount not less than $5,000,000 (and, if in excess thereof, in an integral multiple of $1,000,000); (b) unless otherwise approved by the Agent, any single increase in the Aggregate Commitment shall be in an aggregate amount of not less than $5,000,000 (and, if in excess thereof, in an integral multiple of $1,000,000); and
                  (c) the Aggregate Commitment shall not exceed $125,000,000.

                           (ii) As a condition to any increase in the Aggregate
                  Commitment, (a) the Borrower and each Additional Lender shall have executed and delivered a commitment and acceptance (the "Commitment and Acceptance") substantially in the form of Exhibit J hereto, and the Agent shall have accepted and executed the same; (b) if requested by an Additional Lender, the Borrower shall have executed and delivered to the Agent a Ratable Note and/or Competitive Bid Note payable to the order of such Additional Lender; (c) the Guarantors shall have consented in writing to the increase in the Aggregate Commitment and shall have reaffirmed their Guaranties; (d) the Borrower and each Additional Lender shall otherwise have executed and delivered such other instruments and documents as the Agent shall have reasonably requested in connection with such increase in the Aggregate Commitment; and (e) the Borrower shall have delivered to the Agent an opinion of counsel (substantially similar to the form of opinion provided for in Section 4.1.9, modified to apply to the increase in the Aggregate Commitment and to each Note, Commitment and Acceptance, consent of Guarantors, and other documents executed and delivered in connection with such increase in the Aggregate Commitment). The form and substance of the documents required under clauses (a) through (e) above shall be fully acceptable to the Agent. The Agent shall provide written notice to all of the Lenders hereunder of any increase in the Aggregate Commitment hereunder and shall furnish to any Lender copies of the documents required under clauses (a) through (e) above.

                           (iii) Upon the effective date of any increase in the
                  Aggregate Commitment pursuant to the provisions hereof (the "Increase Date"), which Increase Date shall be mutually agreed upon by the Borrower, each Additional Lender and the Agent, each Lender that is not an Additional Lender ("Selling Lender") hereby sells, grants, assigns and conveys to each Additional Lender, without recourse, warranty, or representation of any kind, except as specifically provided herein, an undivided percentage in such Selling Lender's right, title and interest in and to its outstanding Ratable Loans and participations in Facility LCs in the respective dollar amounts and percentages necessary so that, from and after such sale, each such Selling Lender's outstanding Ratable Loans shall equal such Selling Lender's Pro Rata Share (calculated based upon the Increased Aggregate Commitment) of the outstanding Ratable Loans under this Agreement and such Selling Lender shall hold a participation interest in each Facility LC equal to its Pro Rata Share thereof. Effective on the Increase Date, each Additional Lender hereby purchases and accepts such grant, assignment and conveyance from the Selling Lenders. Each Additional Lender hereby agrees that its respective purchase price for the portion of the outstanding Ratable Loans and participations in Facility LCs purchased hereby shall equal the respective dollar amount necessary so that, from and after such payments, each Additional Lender's outstanding Ratable Loans shall equal such Additional Lender's Pro Rata Share (calculated based upon the increased Aggregate Commitment) of the outstanding Ratable Loans; no additional purchase price shall be payable in respect of the participations in Facility LCs granted, assigned and conveyed hereunder. The purchase price in respect of the interests in Ratable Loans granted, assigned and conveyed hereunder shall be payable as follows: (a) with respect to all Floating Rate Loans, on the Increase Date by wire transfer of immediately available funds to the Agent and (b) with respect to all Eurodollar Ratable Loans, unless otherwise agreed to among the Additional Lenders, the Selling Lenders, the Borrower and the Agent, on the earlier of (i) the last day of the then current Interest Period by wire transfer of immediately available funds to the Agent and (ii) the date on which any such Eurodollar Ratable Loan either becomes due (by acceleration or otherwise) or is prepaid (such earlier date being hereinafter referred to as the "Settlement Date") and, for purposes of calculating interest due and payable with respect to the Eurodollar Ratable Loans, the Lenders' Pro Rata Shares of each such outstanding Eurodollar Ratable Loan shall not be adjusted by virtue of the applicable increase until such Settlement Date. The Agent, in turn, shall wire transfer any such funds received to the Selling Lenders, in same day funds, for the sole account of the Selling Lenders. Each Selling Lender hereby represents and warrants to each Additional Lender that such Selling Lender owns the Ratable Loans and participations in Facility LCs being sold and assigned hereby for its own account and has not sold, transferred or encumbered any or all of its interest in such Ratable Loans, except for participations which will be extinguished upon payment to such Selling Lender of an amount equal to the portion of the outstanding Ratable Loans being sold by such Selling Lender. Each Additional Lender hereby acknowledges and agrees that, except for each Selling Lender's representations and warranties contained in the foregoing sentence, each such Additional Lender has entered into its Commitment and Acceptance with respect to such increase on the basis of its own independent investigation and has not relied upon, and will not rely upon, any explicit or implicit written or oral representation, warranty or other statement of the Lenders or the Agent concerning the authorization, execution, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents. The Borrower hereby agrees to compensate each Selling Lender for all losses, expenses and liabilities incurred by each Lender in connection with the sale and assignment of any Eurodollar Ratable Loan hereunder on the terms and in the manner as set forth in Section 3.4.

                           (iv) Nothing contained herein shall constitute, or
                  otherwise be deemed to be, a commitment or agreement on the part of any Lender to increase its Commitment hereunder at any time or a commitment or agreement on the part of the Borrower or the Agent to give or grant any Lender the right to increase its Commitment hereunder at any time.

         2.6. Minimum Amount of Each Advance. Each Eurodollar Ratable Advance shall be in the minimum amount of $1,000,000 and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment. Each Competitive Bid Advance shall be in the minimum amount of $10,000,000 (and in multiples of $1,000,000 if in excess thereof). The Borrower shall not request a Eurodollar Ratable Advance if, after giving effect to the requested Eurodollar Ratable Advance, more than six separate Eurodollar Ratable Advances would be outstanding.

         2.7. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 excess thereof, any portion of the outstanding Floating Rate Advances upon three Business Days' prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by
Section 3.4 but without penalty or premium, all outstanding Eurodollar Ratable Advances or, in a minimum aggregate amount of $500,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Ratable Advances upon three Business Days' prior notice to the Agent. A Competitive Bid Loan may not be paid prior to the last day of the applicable Interest Period without the prior consent of the applicable Lender.

         2.8. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Ratable Advance into a Floating Rate Advance pursuant to Section 2.2.4 to but excluding the date it becomes due or is converted into a Eurodollar Ratable Advance pursuant to Section 2.2.4 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Fixed Rate Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance. No Interest Period may end after the Facility Termination Date.

         2.9. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.2.3, Section 2.2.4 or 2.8, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Ratable Advance may be made as, converted into or continued as a Eurodollar Ratable Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Fixed Rate Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus four percent (4%) per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus four percent (4%) per annum, and (iii) the LC Fee shall be increased by four percent (4%) per annum, provided that, during the continuance of a Default under Section 7.5 or 7.6, the interest rates set forth in clauses (i), (ii) and (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

         2.10. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall (except (a) in the case of payments of principal and interest on a Competitive Bid Loans which shall be applied ratably to the Lender or Lenders that make such Competitive Bid Loans, (b) in the case of payments of Reimbursement Obligations for which the LC Issuer has not been fully reimbursed by the Lenders, which payments shall be paid to the LC Issuer, or (c) as otherwise specifically provided hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. If the Agent fails to deliver to any Lender, within one Business Day of the Agent's receipt thereof, funds received by Agent for the account of such Lender, the Agent shall pay to such Lender interest on such funds, at the Federal Funds Effective Rate for each day thereafter until such funds are delivered to such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Agent in this Section 2.10 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower pursuant to Section 2.19.6.

         2.11.    Noteless Agreement; Evidence of Indebtedness.

         (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (ii)     The Agent shall also maintain accounts in which it will record
                  (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

         (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

         (iv) Any Lender may request that its Ratable Loans or its Competitive Bid Loans be evidenced by Ratable Notes or Competitive Bid Notes, respectively. In such event, the Borrower shall prepare, execute and deliver to such Lender a Ratable Note or a Competitive Bid Note, as the case may be, payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by a Note payable to the order of the payee named therein, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

         2.12. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances, submit Competitive Bid Quotes and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices, Conversion/Continuation Notices and Competitive Bid Quote Requests to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.13. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Monthly Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Ratable Advance on a day other than a Monthly Payment Date shall be payable on the date of conversion. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Fixed Rate Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and fees hereunder shall be calculated on the basis of a 360-day year, based on twelve 30-day months, except that interest or fees due and payable for a period of less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on such 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance, or any payments of fees, shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.14. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Ratable Borrowing Notice, Conversion/Continuation Notice, Competitive Bid Borrowing Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.15. Lending Installations. Each Lender may book its Loans and participations in Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation, and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs issued by it and for whose account Loan payments are to be made or payments with respect to Facility LCs are to be made.

         2.16. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The

Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.17. Extension of Facility Termination Date. Provided no Default has occurred that is continuing, the Borrower shall have a one-time only option to extend the Facility Termination Date to July 2, 2006 by giving notice (the "Extension Notice") to the Agent not more than 90 nor less than 60 days prior to the Facility Termination Date and paying to the Agent at the time of delivery of such Extension Notice, for the account of the Lenders, a fee ("Extension Fee") equal to 0.15% of the Aggregate Commitment. Promptly upon receipt of an Extension Notice and the Extension Fee, the Agent shall give each Lender notice of the Extension Notice and shall pay to each Lender its Pro Rata Share of the Extension Fee.

         2.18. Replacement of Lender. If the Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Ratable Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of
Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender. At the request of the Borrower, the Agent will assist the Borrower in identifying a bank or other entity to replace an Affected Lender.

         2.19.    Facility LCs.

                  2.19.1 Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $10,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the fifth Business Day prior to the Facility Termination Date.

                  2.19.2 Participations. Upon the issuance or Modification by the LC Issuer of a Facility LC in accordance with this Section 2.19, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

                  2.19.3 Notice. Subject to Section 2.19.1, the Borrower shall give the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

                  2.19.4 LC Fees. The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, a letter of credit fee (the "LC Fee") at a per annum rate equal to the Applicable Margin for Eurodollar Ratable Loans in effect from time to time on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on each Quarterly Payment Date. The Borrower shall also pay to the LC Issuer for its own account (x) an issuance fee at the rate of 0.125% per annum on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on each Quarterly Payment Date, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

                  2.19.5 Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the

         LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

                  2.19.6 Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of four percent (4%) plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.19.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in
         Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.


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

                  2.19.7 Obligations Absolute. The Borrower's obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.19.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.6.

                  2.19.8 Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

                  2.19.9 Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.19.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

                  2.19.10 Lenders' Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

                  2.19.11 Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.19.11 shall either require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

                  2.19.12 Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

         2.20.    Use of Proceeds and Limitations on Advances.

                           (i) The Borrower shall use the proceeds of the Loans
                  solely to provide short-term financing for (a) in the case of the Initial Advance, the repayment of all obligations outstanding under the Original Agreement, (b) the acquisition of fee interests in Real Property Assets which are utilized principally for manufactured housing communities, (c) capital improvements, expansion or additional development (subject to Section 6.32) to Real Property Assets owned by the Borrower or any Consolidated Entity, (d) working capital, provided that the principal amount outstanding at any time hereunder which has been advanced for working capital (including the payment of Distributions) shall not exceed $15,000,000, (e) the acquisition of (1) Undeveloped Land that is non-income producing or (2) Real Property Assets that are held in any form other than undivided fee simple ownership (such as co-tenancy interests, leasehold interests, partnership interests, shares of stock in corporations owning real estate, or through mortgages or participation interests in or assignments of mortgages), provided that (in the case of both
                  (1) and (2)) such Assets constitute Permitted Investments and subject (in the case of both (1) and (2)) to the limitations of Section 6.32, (f) to pay other Indebtedness subject to the terms of Section 6.29, (g) to pay various costs and expenses in connection with the transactions under this Agreement and
                  (h) the redemption of OP Units, provided that no more than $5,000,000 of Advances in the aggregate over the term of this Agreement shall be used for such redemption.

                           (ii) The aggregate amount of any single Advance made
                  hereunder shall not exceed, with respect to an acquisition by the Borrower, the REIT or any Consolidated Entity of a Real Property Asset, an amount equal to the acquisition cost of such Real Property Asset, as verified by the Borrower to the satisfaction of the Agent, less the amount of any mortgage indebtedness secured by such Real Property Asset that will remain outstanding following such acquisition.

         2.21. Additional Unencumbered Assets. If the Borrower desires to add an Unencumbered Asset for purposes of this Agreement, it shall notify the Agent and together with such notification, deliver to the Agent, with respect to such Asset such items as the Agent and the Lenders may reasonably request. If such Asset is owned by a Consolidated Entity other than a Guarantor or the Borrower, such Consolidated Entity and any other Consolidated Entity that owns an interest in such Consolidated Entity (and that is not then a Guarantor) shall execute and deliver a Supplemental Guaranty in the form attached to and provided for in the Guaranty, together with the items required in Sections 4.1.2, 4.1.3 and 4.1.9 with respect to such Consolidated Entity and Guaranty. If such Asset is subject to no Liens or encumbrances other than Permitted Liens and is otherwise satisfactory to the Agent and the Required Lenders, the Agent shall confirm to the Borrower in writing that such Asset shall be deemed an Unencumbered Asset and Schedule 1 shall be amended accordingly. The cost of the review of such documentation (but not the cost of preparation and delivery of such documentation to the

Agent) shall be paid by the Agent and the Lenders based on each Lender's Pro Rata Share, provided, however, that if the request for and review of such documentation is made by and solely for the benefit of one or more Lenders, the cost of review of such documentation shall be paid by such Lenders, and Lenders not requesting the Agent's review of such documentation will not be required to reimburse the Agent for the cost of the Agent's and/or Lender's review of such documentation.

                                   ARTICLE III

                             YIELD PROTECTION; TAXES

         3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (i) subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Fixed Rate Loans, Facility LCs or participations therein, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

         (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Fixed Rate Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Fixed Rate Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Fixed Rate Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Fixed Rate Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Fixed Rate Loans, Commitment, or Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the

Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

         3.2. Changes in Capital Adequacy Regulations. If any Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. Availability of Types of Advances. If (a) any Lender determines that maintenance of its Eurodollar Ratable Loans or Eurodollar Bid Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if (b) the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Ratable Advances are not available or (ii) the interest rate applicable to Eurodollar Ratable Advances does not accurately reflect the cost of making or maintaining Eurodollar Ratable Advances, then the Agent shall, in the case of clause (a) above, suspend the availability of Eurodollar Ratable Advances and Eurodollar Bid Rate Advances and require any affected Eurodollar Ratable Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4, and, in the case of clause (b) above, suspend the availability of Eurodollar Ratable Advances and require any affected Eurodollar Ratable Advances to be repaid or converted to Floating Rate Advances, subject to payment of any funding indemnification amounts required by Section 3.4.

         3.4. Funding Indemnification. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Fixed Rate Advance.

         3.5.     Taxes.

         (i) All payments by the Borrower to or for the account of any Lender, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this
                  Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

         (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

         (iii) The Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

         (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (a) deliver to the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (b) deliver to the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to paragraph (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section
                  3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under paragraph (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Ratable Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate or Eurodollar Bid Rate, as the case may be, applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1. Conditions Precedent to the Initial Advance. The obligation of the Lenders to make the initial Credit Extension on the Closing Date is subject to the satisfaction by the Borrower on the Closing Date of the following conditions precedent:

                  4.1.1    Loan Documents.


                           (i) Agreement. The Borrower and the REIT shall have
                  executed and delivered this Agreement to the Agent.

                           (ii) The Note. The Borrower shall have executed and
                  delivered to the Agent any Note(s) requested by a Lender pursuant to Section 2.11.

                           (iii) Guaranty. The REIT and the other Guarantors
                  shall have executed and delivered
                  to the Agent the Guaranty.

                           (iv) Environmental Indemnity. The Borrower and the
                  REIT shall have executed and delivered to the Agent the Environmental Indemnity.

                           (v) Subordination of Management Agreement. The
                  Borrower and the Manager shall have executed and delivered to the Agent the Subordination of Management Agreement.

                  4.1.2 Organizational Documents. The Agent shall have received
         (i) with respect to the REIT and each of the Guarantors which is a corporation, the certificate of incorporation of the REIT and such Guarantor, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State (or the equivalent thereof) as of a date not more than thirty
         (30) days prior to the Closing Date, together with a good standing certificate from such Secretary of State (or the equivalent thereof) and a good standing certificate from the Secretaries of State (or the equivalent thereof) of each other State in which such Guarantor is required to be qualified to transact business, each to be dated a date not more than thirty (30) days prior to the Closing Date, (ii) with respect to the Borrower and each of the Guarantors which is a limited partnership, the agreement of limited partnership of such Person, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a general partner of such Person, together with a copy of the certificate of limited partnership of such Person, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State (or the equivalent thereof) as of a date not more than thirty
         (30) days prior to the Closing Date, together with a good standing certificate from such Secretary of State (or the equivalent thereof) and a good standing certificate from the Secretary of State (or the equivalent thereof) of each other State in which each such Person is required to be qualified to transact business, each to be dated not more than thirty (30) days prior to the Closing Date, (iii) with respect to each of the Guarantors which is a general partnership, the agreement of general partnership of such Guarantor, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by a general partner of such Guarantor, together with a copy of such Guarantor's doing business certificate (or the equivalent thereof), as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State (or County Clerk's or Recorder's Office, as the case may be) as of a date not more than thirty (30) days prior to the Closing Date in each case reasonably satisfactory to the Agent,
         (iv) with respect to each of the Guarantors that is a limited liability company, the certificate of formation or organization of such Guarantor, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State (or the equivalent thereof) as of a date not more than thirty
         (30) days prior to the Closing Date, together with a good standing certificate from the Secretary of State (or the equivalent thereof) of each other state in which such Guarantor is required to be qualified to transact business, each to be dated a date not more than thirty (30) days prior to the Closing Date and (v) evidence satisfactory to the Agent that the REIT is a "qualified real estate investment trust" as defined in Section 856 of the Code, including, without limitation, copies of the REIT's real estate investment trust registration statement and all amendments thereto, any similar material documents filed with the United States Securities and Exchange Commission or issued in connection with a public offering of equity securities by the REIT.

                  4.1.3 Certified Resolutions, etc. The Agent shall have received (i) a certificate of the secretary or assistant secretary of the REIT and each of the Guarantors which is a corporation and dated the Closing Date, certifying (a) the names and true signatures of the incumbent officers of such Person authorized to sign the applicable Loan Documents, (b) the by-laws of such Person as in effect on the Closing Date, (c) the resolutions of such

         Person's board of directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by such Person either in its own capacity or as a partner or member of another Guarantor, and (d) that there have been no changes in the certificate of incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State and (ii) with respect to each Guarantor that is not a corporation, comparable certificates evidencing appropriate approvals, consents and authority with respect to the execution and delivery of the Loan Documents by such Guarantor.

                  4.1.4 Lien Search Results. The Agent shall have received satisfactory (i.e., showing no Liens other than Permitted Liens) UCC searches, together with tax lien searches conducted in the Secretary of State's office in the State of Michigan and the County of Oakland in the State of Michigan, by a search firm acceptable to the Agent with respect to Borrower and the REIT (collectively, the "UCC Searches").

                  4.1.5 Rating Agencies. The Borrower shall have delivered evidence satisfactory to the Agent that the Borrower's Unsecured Debt Rating is BBB- or higher as assigned by Standard & Poor's Ratings Services and Baa3 or higher as assigned by Moody's Investor Service, Inc.

                  4.1.6 Financial Statements. The Agent shall have received the consolidated audited financial statements of the Borrower and the REIT and their Consolidated Subsidiaries for the most recently ended fiscal year of the Borrower and the REIT and the unaudited consolidated financial statements of the Borrower and the REIT and their Consolidated Subsidiaries for each fiscal quarter of the Borrower and the REIT and their Consolidated Subsidiaries ending since the end of such entity's most recent fiscal year. Such financial statements shall be reasonably acceptable to the Agent and all of the Lenders in their sole discretion, and each such statement shall be certified by a general partner or senior executive officer of the Borrower and the REIT that, as of the Closing Date, there has been no material adverse change in the financial condition of the Borrower, the REIT or the respective Consolidated Subsidiaries since the date thereof.

                  4.1.7 Money Transfer Instructions. The Agent shall have received written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

                  4.1.8 Insurance. The Agent shall have received the insurance certificate described in Section 5.19.

                  4.1.9 Opinion. The Agent shall have received an opinion of the Borrower's and Guarantors' counsel substantially in the form of Exhibit K hereto.

                  4.1.10 Fees. The Agent shall have received the fees provided for in the fee letter dated May 3, 2002 among the Borrower, the Agent and the Arranger.

                  4.1.11 Additional Matters. The Agent shall have received such other certificates, opinions, documents and instruments relating to the transactions under this Agreement as may have been reasonably requested by the Agent or any of the Lenders, and all corporate and other proceedings and all other documents (including, without limitation, evidence of zoning compliance, leases, contracts and agreements relating to the ownership, management, leasing and operation of the Unencumbered Assets and all other documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with this Agreement shall be reasonably satisfactory in form and substance to the Agent and all of the Lenders.

         4.2. Each Credit Extension. The Lenders will not be required to make any Credit Extension (including the Credit Extension on the Closing Date) unless on the applicable Credit Extension Date:

                  4.2.1 No Default. There exists no Default or Unmatured
         Default.

                  4.2.2 Representations and Warranties. The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

                  4.2.3 Legal Matters. All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

                  4.2.4 No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, which in the good faith judgment of the Agent would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making of the Credit Extensions or the Borrower's obligation to pay (or the Agent or any Lender's rights to receive payment of) the Loan and the other Obligations or the consummation of the transactions under this Agreement.

                  4.2.5 No Material Adverse Change. No event, act or condition shall have occurred after the Closing Date which, in the reasonable judgment of the Agent, has had or would have a Material Adverse Effect.

                  4.2.6 Notice of Borrowing/Facility L/Cs. The Agent shall have received a fully executed Notice of Borrowing or Notice of Conversion or Continuation, as the case may be, in respect of the Advance to be made on such date and, in the case of the issuance of any Facility L/C, the applicable conditions set forth in Section 2.19 shall have been satisfied.

                  4.2.7 No Litigation. Except for matters identified on Schedule 5 (as the same may be amended or supplemented), no actions, suits or proceedings shall be pending or threatened with respect to the Loan or the Loan Documents, the Borrower or any of the other Consolidated Entities, or with respect to the Real Property Assets, that could, in the aggregate, result in a Material Adverse Effect, and matters identified on Schedule 5, in the aggregate, do not result in a Material Adverse Effect.

                  4.2.8 Title Insurance Searches. The Agent may elect, in its sole discretion and as a condition of any Credit Extension, to have performed Title Searches with respect to some or all of the Unencumbered Assets at the Borrower's sole cost and expense. Provided that no Default has occurred and is continuing, the Borrower will be required to pay for only one Title Search per Real Property Asset in any period of twelve (12) consecutive months, unless a Title Search indicates a Lien other than a Permitted Lien or another state of facts not reasonably satisfactory to the Agent and the Required Lenders, in which case the Borrower shall pay for such Title Search and a subsequent Title Search to establish that such Lien or state of facts has been removed. The results of all such Title Searches shall be satisfactory to the Agent in its reasonable discretion.

                  4.2.9 UCC and Tax Searches. The Agent may elect, in its sole discretion and as a condition of any Credit Extension, to have performed UCC searches and tax lien searches in the jurisdictions requested by the Agent performed by a search firm acceptable to the Agent with respect to the Unencumbered Assets, the Borrower and each of the Guarantors. The results of such searches shall be satisfactory to the Agent in its reasonable discretion.

                  4.2.10 Additional Matters. The Agent shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by the Agent or any of the Lenders and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Loan shall be satisfactory in form and substance to the Agent and the Required Lenders.

         Each Ratable Borrowing Notice, Competitive Bid Borrowing Notice and request for issuance of a Facility LC shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2.1 and
4.2.2 have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making an Credit Extension.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Agent and the Lenders to enter into this Agreement and to make the Credit Extensions hereunder, the Borrower and the REIT make the following representations and warranties, which shall survive the execution and delivery of this Agreement and the Notes and the making of each Credit Extension:

         5.1. Existence and Standing. Each of the Borrower, the REIT and the other Consolidated Entities is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         5.2. Authorization and Validity. Each of the Borrower, the REIT and the other Consolidated Entities has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each of the Borrower, the REIT and the other Consolidated Entities of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate or other appropriate proceedings, and the Loan Documents to which each of the Borrower, the REIT and the other Consolidated Entities is a party constitute its legal, valid and binding obligations enforceable against it in accordance with the terms thereof, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower, the REIT or any of the Consolidated Entities of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate
(i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, the REIT or any of the Consolidated Entities or
(ii) the articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement of the Borrower, the REIT or any of the Consolidated Entities or (iii) the provisions of any indenture, instrument or agreement to which the Borrower, the REIT or any of the Consolidated Entities is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower, the REIT or any of the Consolidated Entities, is required to be obtained by the Borrower, the REIT or any of the other Consolidated Entities in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         5.4. Financial Statements; Financial Condition; etc. The financial statements delivered pursuant to Section 4.1.6 were prepared in accordance with Agreement Accounting Principles consistently applied and fairly present the financial condition and the results of operations of the Borrower, the REIT and their Consolidated Subsidiaries and the Real Property Assets covered thereby on the dates and for the periods covered thereby, except as disclosed in the notes thereto and, with respect to interim financial statements, subject to usual year-end adjustments. Neither the Borrower nor the REIT nor any of their Consolidated Subsidiaries has any material liability (contingent or otherwise) not reflected in such financial statements or in the notes thereto. There has been no adverse change in any condition, fact, circumstance or event that would make any such information materially inaccurate, incomplete or otherwise misleading or would affect the Borrower's or the REIT's ability to perform its obligations under this Agreement.

         5.5. Material Adverse Change. Since December 31, 2001 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the

Borrower, the REIT or any of the other Consolidated Entities that could reasonably be expected to have a Material Adverse Effect.

         5.6. Taxes. Each of the Borrower, the REIT and the other Consolidated Entities has filed all United States federal tax returns and all other tax returns which are required to be filed and has paid all taxes (if any) due pursuant to said returns or pursuant to any assessment received by them, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower, the REIT and the other Consolidated Entities in respect of any taxes or other governmental charges are adequate.

         5.7. Litigation and Contingent Obligations. Except as set forth on
Schedule 4, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower, the REIT or any of the other Consolidated Entities that could reasonably be expected to have a Material Adverse Effect or that seeks to prevent, enjoin or delay the making of any Credit Extension. Other than any liability incident to any litigation, arbitration or proceeding that could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor the REIT has any material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.9. Accuracy of Information. No information, exhibit or report furnished by the Borrower, the REIT or any of the other Consolidated Entities to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.10. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower, the REIT or any of the other Consolidated Entities which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.11. Material Agreements. Neither the Borrower nor the REIT nor any of the other Consolidated Entities is a party to any agreement or instrument or subject to any charter or other corporate, partnership or other restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor the REIT nor any of the other Consolidated Entities is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or
(ii) any agreement or instrument evidencing or governing Indebtedness.

         5.12. Compliance With Laws. Each of the Borrower, the REIT and the other Consolidated Entities has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

         5.13. Ownership of Real Property; Existing Security Instruments. The Borrower or the Operating Partnerships have good and marketable fee simple title in all of the Real Property Assets and good title to all of their personal property subject to no Lien of any kind except for Permitted Liens. The Borrower or a Guarantor, as applicable, has good and marketable fee simple title in all of the Unencumbered Assets. As of the date of this Agreement, there are no options or other rights to acquire any of the Real Property Assets that run in favor of any Person and there are no mortgages, deeds of trust, indentures, debt instruments or other agreements creating a Lien against any of the Real Property Assets other than Permitted Liens and, other than with respect to Unencumbered Assets, Permitted Mortgage Debt.

         5.14. No Default. No Default or Unmatured Default exists under or with respect to any Loan Document. Neither the Borrower, the REIT or any other Consolidated Entity or any of their respective Subsidiaries is in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its properties or assets is bound in any respect, the existence of which default could result in a Material Adverse Effect.

         5.15. Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

         5.16. Environmental Matters. In the ordinary course of its business, the officers of the REIT consider the effect of Environmental Laws on the business of the Borrower, the REIT and their Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing due to Environmental Laws. On the basis of this consideration, the Borrower and the REIT have concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect.

         5.17. Investment Company Act. Neither the Borrower nor the REIT nor any of the other Consolidated Entities is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         5.18. Public Utility Holding Company Act. Neither the Borrower nor the REIT nor any of the other Consolidated Entities is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a

"holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19. Insurance. The certificate signed by an officer of the REIT, that attests to the existence and adequacy of, and summarizes, the insurance carried by the Borrower with respect to itself, the REIT and their Subsidiaries in accordance with the requirements of Section 6.5, and that has been furnished by the Borrower to the Agent, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, and deductibles.

         5.20. Property Manager or an Affiliate. As of the date hereof, the manager of the Real Property Assets is the Borrower or an Affiliate of the Borrower.

         5.21. Assets of the REIT. The sole Assets of the REIT are (i) its general partnership interest in the Borrower, (ii) such other Assets as are incidental to or required in connection with the ownership of such general partnership interest, and (iii) as set forth on Schedule 6. The aggregate value of the Assets described in clauses (ii) and (iii) above do not exceed $5,000,000. The REIT is the sole general partner of the Borrower.

         5.22. REIT Status. The "REIT" is a "qualified real estate investment trust" as defined in Section 856 of the Code.

         5.23. Operations. The REIT conducts its business directly only through the Borrower, except as described on Schedule 7, and the Borrower conducts its business only in its own name, except as described on Schedule 8.


         5.24. Stock. The REIT lists all of its outstanding shares of stock on the New York Stock Exchange.

         5.25. Ground Leases. With respect to those Real Property Assets in which the Borrower or any other Consolidated Entity holds a leasehold estate under a Ground Lease, with respect to each such Ground Lease (i) the Borrower or the respective Consolidated Entity is the owner of a valid and subsisting interest as tenant under the Ground Lease; (ii) the Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise;
(iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iv) the remaining term of the Ground Lease is at least ten (10) years after the Facility Termination Date; (v) the Borrower or the respective Consolidated Entity enjoys the quiet and peaceful possession of the estate demised thereby, subject to any sublease;
(vi) the Borrower or the respective Consolidated Entity is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; (vii) the lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (viii) the lessor under the Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the Ground Lease; (ix) Schedule 9 lists all the Ground Leases to which any of the Real Property Assets is subject and all amendments and modifications thereto; and (x) the lessor identified on Schedule 9 for each Ground Lease is the current lessor under the related Ground Lease.

         5.26. Single Purpose. Except as set forth in Schedule 10, each Operating Partnership is engaged only in the business of owning, operating and developing Real Property Assets. No Operating Partnership owns or has any interest in any Person. The sole partners and beneficial owners of each Operating Partnership are and will continue to be, directly or indirectly, the Borrower and/or the REIT. The principal place of business of each Operating Partnership is, and will continue to be, the location of the Borrower's principal place of business.

         5.27. Status of Property. With respect to each Real Property Asset, except as set forth on Schedule 10:

                  (i) No portion of any improvement on the Real Property Asset is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, the Borrower or the respective Consolidated Entity has obtained and will maintain the insurance prescribed in clause (y) of Section 6.5(ii)(a) hereof.

                  (ii) To the best knowledge of the Borrower and the REIT, the Borrower or the respective Consolidated Entity has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the operation of the Real Property Asset and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

                  (iii) To the best knowledge of the Borrower and the REIT, the Real Property Asset and the present and contemplated use and occupancy thereof are in material compliance with all applicable zoning ordinances (without reliance upon grandfather provisions or adjoining or other properties), building codes, land use and Environmental Laws, laws relating to the disabled (including, but not limited to, the ADA) and other similar laws.

                  (iv) The Real Property Asset is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Real Property Asset has accepted or is equipped to accept such utility service.

                  (v) All public roads and streets necessary for service of and access to the Real Property Asset for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.

                  (vi) The Real Property Asset is served by public water and sewer systems; or, if the Real Property Asset is not serviced by a public water and sewer system, such alternate systems are adequate and meet, in all material respects, all requirements and regulations of, and otherwise comply in all material respects with, all Applicable Laws.

                  (vii) Neither the Borrower nor any Consolidated Entity is aware of any latent or patent structural or other significant deficiency of the Real Property Asset. The Real


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         Property Asset is free of damage and waste that would materially and adversely affect the value of the Real Property Asset, is in good repair and there is no deferred maintenance, other than ordinary wear and tear. The Real Property Asset is free from damage caused by fire or other casualty. There is no pending or, to the actual knowledge of the Borrower, the REIT or the respective Consolidated Entity, threatened condemnation proceedings affecting the Real Property Asset, or any part thereof.

                  (viii) To the best knowledge of the Borrower and the REIT, all costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the improvements on the Real Property Asset have either (a) been paid in full, (b) not yet due and payable, or (c) are being contested in good faith by Borrower, the REIT or the applicable Consolidated Entity. Subject to the Borrower's or the respective Consolidated Entity's right to contest as set forth in any Permitted Mortgage Debt related to such Real Property Asset, there are no mechanics' or similar liens or claims that have been filed and recorded for work, labor or materials that affects the Real Property Asset.

                  (ix) To the best knowledge of the Borrower and the REIT, the Borrower or the respective Consolidated Entity has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants' property) used in connection with the operation of the Real Property Asset, free and clear of any and all security interests, liens or encumbrances, except for Permitted Liens and purchase money financing which is not a Lien on the fee title of such Real Property Asset and is incurred in the ordinary course of business.

                  (x) To the best knowledge of the Borrower and the REIT, all liquid and solid waste disposal, septic and sewer systems located on the Real Property Asset are in a good and safe condition and repair and are in material compliance with all Applicable Laws.

                  (xi) All improvements on the Real Property Asset lie within the boundaries and building restrictions of the legal description of record of the Real Property Asset, no such improvements encroach upon easements benefitting the Real Property Asset other than encroachments that do not materially adversely affect the use or occupancy of the Real Property Asset and no improvements on adjoining properties encroach upon the Real Property Asset or easements benefitting the Real Property Asset other than encroachments that do not materially adversely affect the use or occupancy of the Real Property Asset. All amenities, access routes or other items that materially benefit the Real Property Asset are under direct control of the Borrower or the respective Consolidated Entity, constitute permanent easements that benefit all or part of the Real Property Asset or are public property, and the Real Property Asset, by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, and has the necessary permits for ingress and egress.

                  (xii) If the Real Property Asset constitutes a legal non-conforming use, the non-conforming Improvements may be rebuilt to current density and used and occupied for such non-conforming purposes if damaged or destroyed.

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                  (xiii) To the best knowledge of the Borrower and the REIT, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments (including assessments payable in future installments), insurance premiums, leasehold payments, or other outstanding charges affecting the Real Property Asset.

                  (xiv) To the best knowledge of the Borrower and the REIT, the Real Property Asset is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements are assessed and taxed together with the Real Property Asset or any portion thereof.

                  (xv) (a) The Borrower or the respective Consolidated Entity is the sole owner of the entire lessor's interest in the Leases; (b) the Leases are valid and enforceable; (c) the terms of all alterations, modifications and amendments to the Leases are reflected in the certified occupancy statement delivered to and approved by the Agent;
         (d) with respect to Unencumbered Assets, none of the rents reserved in the Leases have been assigned or otherwise pledged or hypothecated; (e) none of the rents have been collected for more than one (1) month in advance (other than rents in connection with Seasonal RV Sites); (f) the premises demised under the Leases have been completed and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) there exist no offsets or defenses to the payment of any portion of the rents; (h) with respect to Unencumbered Assets no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (i) no person or entity has any possessory interest in, or right to occupy, the Real Property Asset except under and pursuant to a Lease; (j) with respect to Unencumbered Assets, there are no prior assignments, pledges, hypothecations or other encumbrances of any Leases or any portion of rents due and payable or to become due and payable thereunder which are presently outstanding; and (k) the Real Property Asset is not subject to any Lease other than the Leases described in the rent rolls delivered pursuant to Section 6.1.1, none of which is a lease for commercial use (other than laundry, cable television, vending and other similar commercial leases for services).

                  (xvi) No portion of the Real Property Asset has been or will be purchased with proceeds of any illegal activity.

                  (xvii) To the best knowledge of the Borrower and the REIT, all contracts, agreements, consents, waivers, documents and writings of every kind or character at any time to which the Borrower or any Consolidated Entity is a party to be delivered to the Agent pursuant to any of the provisions hereof are valid and enforceable against the Borrower and such Consolidated Entity and, to the best knowledge of Borrower, are enforceable against all other parties thereto, and in all respects are what they purport to be and, to the best knowledge of the Borrower, to the extent that any such writing shall impose any obligation or duty on the party thereto or constitute a waiver of any rights which any such party might otherwise have, said writing shall be valid and enforceable against said party in accordance with the terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

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                                   ARTICLE VI

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1.     Financial Reporting.

                  6.1.1 Financial Statements and Other Reports. The Borrower will furnish to the Agent: (i) annual audited consolidated financial statements of the REIT and its Consolidated Subsidiaries prepared in accordance with Agreement Accounting Principles within 90 days of the end of the REIT's fiscal year certified by nationally recognized independent public accountants (which accountant's opinion shall be unqualified), including the related consolidated statements of income, cash flow and retained earnings and setting forth in comparative form the figures for the corresponding prior year period, satisfactory to the Agent; (ii) within 60 days after the close of each quarterly accounting period in each fiscal year, the management-prepared consolidated balance sheet of the REIT and its Consolidated Subsidiaries as of the end of such quarterly period and the related consolidated statements of income, cash flow and retained earnings for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, each prepared in accordance with Agreement Accounting Principles; (iii) annual audited statements of the Borrower and its Consolidated Subsidiaries prepared in accordance with Agreement Accounting Principles within 90 days of the end of the Borrower's fiscal year, certified by nationally recognized independent public accountants (which accountant's opinion shall be unqualified), including the related consolidated statements of income, cash flow and retained earnings and setting forth in comparative form the figures for the corresponding prior year period, satisfactory to Agent; (iv) within 60 days after the close of each quarterly accounting period in each fiscal year, the management-prepared consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarterly period and the related consolidated statements of income, cash flow and retained earnings for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, each prepared in accordance with Agreement Accounting Principles; and (v) copies of all of the REIT's, the Borrower's and the Consolidated Entities' quarterly and annual filings with the Securities and Exchange Commission and all other publicly released information promptly after their filing or mailing. The Borrower and the REIT will furnish such additional reports or data, but no more often than on a quarterly basis, as the Agent may reasonably request including, without limitation, monthly operating statements, a certified rent roll, and leasing and management reports for each Unencumbered Asset. The Borrower and the REIT shall maintain a system of accounting capable of furnishing all such information and data, and shall maintain their books and records respecting financial and accounting matters in a proper manner and on a basis consistent with that used in the preparation of the Agreement Accounting Principles consolidated financial statements of the Borrower. Financial reports requested by the Agent of the Borrower shall be provided to the Agent no later than
         (a) the later of (x) 15 days after such request and (y) 60 days after the end of


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





         the fiscal quarter relating to the requested financial reports described in clause (ii) or (iv) above or (b) 90 days after the end of the fiscal year relating to such financial report described in clause
         (i) or (iii) above.

                  6.1.2 Officer's Certificate; Comfort Letters. (i) At the time of the delivery of the financial statements under Section 6.1.1 above, the Borrower and the REIT shall provide a certificate of the REIT for itself and as general partner of the Borrower that (x) such financial statements have been prepared in accordance with Agreement Accounting Principles (unless such financial statements are not required to be prepared in accordance with Agreement Accounting Principles pursuant to this Agreement) and fairly present the consolidated financial condition and the results of operations of the REIT and its Consolidated Subsidiaries, the Borrower and its Consolidated Subsidiaries and the Real Property Assets, as applicable, on the dates and for the periods indicated, subject, in the case of interim financial statements, to usual year end adjustments, (y) to the best knowledge of the Borrower and the REIT, no Default or Unmatured Default has occurred that is continuing on the date of such certificate or, if any Default or Unmatured Default has occurred and is continuing on such date, specifying the nature and extent thereof and the action the Borrower and the REIT propose to take in respect thereof, and (z) since the date of the prior financial statements delivered pursuant to such clause no change has occurred in the financial position of the Borrower or the REIT or their respective Consolidated Subsidiaries, which change could result in a Material Adverse Effect.

                  (ii) Within 60 days of the end of each calendar quarter, the Borrower and the REIT shall provide a certificate of the REIT for itself and as general partner of the Borrower certifying that no Default or Unmatured Default has occurred, that there has been no change in the REIT's tax status as a real estate investment trust as defined under Section 856 of the Code, and demonstrating compliance with the financial covenants set forth in Sections 6.14, 6.15, 6.16, and 6.18 and the provisions of Sections 6.28 and 6.33 and containing calculations verifying such compliance commencing with the calendar quarter ending on June 30, 2002, provided that the certificate for the last calendar quarter with respect to Sections 6.14, 6.15, 6.16 and
         6.28 may be delivered within 90 days after the end of such fiscal year with the audited financial statements for the year then ended.

                  6.1.3 Notice of Default or Litigation. Promptly after a Responsible Officer obtains actual knowledge thereof, the Borrower and the REIT shall give Agent notice of (i) the occurrence of a Default or Unmatured Default, (ii) the occurrence of (x) any default that is not cured, or any event of default, under any partnership agreement of the Borrower or any Consolidated Entity, any mortgage, deed of trust, indenture or other debt or security instrument, covering any of the Assets of the Borrower, the REIT or any other Consolidated Entity or
         (y) any event of default under any other material agreement to which the Borrower or the REIT or any other Consolidated Entity is a party, which, if not cured could result in a Material Adverse Effect, (iii) any litigation or governmental proceeding pending or threatened (in writing) against the Borrower, the REIT or any other Consolidated Entity which could result in a Material Adverse Effect and (iv) any other event, act or condition which could result in a Material Adverse Effect. Each notice delivered pursuant to this Section 6.1.3 shall be accompanied by a certificate of the REIT for itself and as general partner of the Borrower setting forth the details of the occurrence

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





         referred to therein and describing the actions the Borrower and the REIT propose to take with respect thereto.

                  6.1.4 ERISA Information. The Borrower shall furnish to the Agent (i) within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA and (ii) as soon as possible and in any event within ten (10) days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

                  6.1.5 Environmental Notices. The Borrower shall furnish to the Agent, as soon as possible and in any event within ten (10) days after receipt by the Borrower, a copy of (i) any notice or claim to the effect that the Borrower, the REIT or any of the Consolidated Entities is or may be liable to any Person as a result of the release by the Borrower, the REIT or any of the other Consolidated Entities, or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower, the REIT or any of the other Consolidated Entities.

                  6.1.6 Notice of Violation. The Borrower and the REIT will give prompt notice to the Agent of the receipt by the Borrower, the REIT or any other Consolidated Entity of any notice related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with Applicable Laws that could result in a Material Adverse Effect.

                  6.1.7 Other Information. The Borrower and the REIT shall promptly furnish to the Agent such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2. Use of Proceeds; Margin Regulations. All proceeds of each Advance will be used by the Borrower and the REIT only in accordance with the provisions of Section 2.20. No part of the proceeds of any Advance will be used by the Borrower or the REIT to purchase or carry any margin stock (as defined in Regulation U) or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         6.3.     Conduct of Business; Assets of the REIT.

         (i) The Borrower and the REIT will, and will cause each other Consolidated Entity to, do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         (ii) The Borrower will carry on and conduct its business in substantially the same manner and substantially the same field of enterprise as it is presently conducted.

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


         (iii) The REIT will carry on and conduct its business in substantially the same manner and substantially the same field of enterprise as it is presently conducted and will conduct substantially all of its business only through the Borrower, except as described in Schedule 7.

         (iv) The REIT shall not own any Assets other than (a) its general partnership interest in the Borrower, (b) such other Assets as are incidental to or required in connection with the ownership of such general partnership interest, and (c) as set forth on
                  Schedule 6. The aggregate value of the Assets described in clauses (b) and (c) above shall not exceed $5,000,000.

         6.4. Taxes. The Borrower and the REIT will, and will cause each of the other Consolidated Entities to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

         6.5.     Insurance.

         (i) The Borrower and the REIT will, and will cause each of the other Consolidated Entities to maintain with financially sound and reputable insurance companies insurance on itself and its Other Assets in commercially reasonable amounts and furnish to the Agent from time to time, upon written request, certificates of insurance or certified copies or abstracts of all insurance policies required under this Agreement and such other information relating to such insurance as the Agent may reasonably request.

         (ii) With respect to each Real Property Asset, the Borrower and the REIT will, and will cause each of the other Consolidated Entities to, obtain and maintain, or cause to be maintained, insurance providing at least the following coverages:

                           (a) insurance on the Real Property Assets insuring
                  against such risks as are customarily insured against by owners of comparable properties, in each case in an amount equal to 100% of the "Full Replacement Cost," providing for no deductible in excess of $50,000. In addition, the Borrower will obtain (1) flood hazard insurance if any portion of the improvements is currently or at any time in the future located in a federally designated "special flood hazard area" and (2) earthquake insurance in commercially reasonable amounts in the event the Real Property Asset is located in an area with a high degree of seismic activity;

                           (b) commercial general liability insurance against
                  claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Real Property Asset, such insurance (1) to be on the so-called "occurrence" form with a combined single limit of not less than $1,000,000; (2) to continue at not less than the aforesaid limit until required to be changed by the Agent in writing by reason of changed conditions making such protection inadequate; and (3) to

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





                  cover at least the following hazards: (A) premises and operations; and (B) products and completed operations on an "if any" basis;

                           (c) business income and rent loss insurance (1)
                  covering all risks required to be covered by the insurance provided for in subparagraph (a) above; (2) containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of not less than sixty (60) days from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (3) in an amount equal to 100% of the projected gross income from the Real Property Asset for a period of not less than sixty (60) days;

                           (d) at all times during which structural
                  construction, repairs or alterations are being made with respect to the Real Property Asset, builder's risk coverage with respect to such Real Property Asset (or blanket builder's risk coverage in an amount that Borrower reasonably deems adequate with respect to all Real Property Assets undergoing structured construction, repairs or alterations);

                           (e) comprehensive boiler and machinery insurance, if
                  applicable, on terms consistent with the commercial general liability insurance policy required under subparagraph (b) above;

                           (f) umbrella liability insurance in an amount not
                  less than $15,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under subparagraph (b) above; and

                           (g) such other insurance and in such amounts and
                  against such other insurable hazards which at the time are commonly insured against for property similar to the Real Property Asset located in or around the region in which the Real Property Asset is located.

         (iii) All insurance provided for hereunder shall be obtained under valid and enforceable policies, and shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the Real Property Asset is located. Each insurance company must have a rating of "A" or better for claims paying ability assigned by Standard & Poor's Rating Group or, if Standard & Poor's Rating Group does not assign a rating for such insurance company, such insurance company must have a general policy rating of "A" or better and a financial class of "VIII" or better by Best.

         (iv)     The Borrower will furnish to the Agent, on or before thirty
                  (30) days after the close of each of the Borrower's fiscal years, a statement certified by the Borrower or a duly authorized officer of the Borrower of the amounts of insurance

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
              maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance.

         6.6. Compliance with Laws. The Borrower and the REIT will, and will cause each of the other Consolidated Entities to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including, without limitation, all Environmental Laws. The Borrower and the REIT will, and will cause each of the other Consolidated Entities to, take appropriate measures to prevent, and will not engage in or knowingly permit, any illegal activities at any Real Property Asset.

         6.7. Maintenance of Properties. The Borrower and the REIT will, and will cause each of the other Consolidated Entities to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.8. Inspection. The Borrower and the REIT will, and will cause each of the other Consolidated Entities to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower, the REIT and each of the other Consolidated Entities, to examine and make copies of the books of accounts and other financial records of the Borrower, the REIT and each of the other Consolidated Entities, to discuss the affairs, finances and accounts of the Borrower, the REIT and each of the other Consolidated Entities with, and to be advised as to the same by, their respective officers and to visit and inspect any of the Real Property Assets, all at such reasonable times and intervals as the Agent or any Lender may designate.

         6.9. Stock. The REIT will cause all of its issued and outstanding shares of stock to be listed for trading on the New York Stock Exchange.

         6.10. Change in Rating. The Borrower will promptly notify the Agent in writing of any change, downgrade or withdrawal, or threatened change, downgrade or withdrawal of the Borrower's Unsecured Debt Rating.

         6.11. Settlement/Judgment Notice. The Borrower agrees that it will , within ten (10) days after a settlement of any claim, liability or obligation of the Borrower, the REIT or any Consolidated Entity in excess of $1,000,000, provide written notice to the Agent of such settlement together with a certification signed by the REIT for itself and as general partner of the Borrower certifying that, based upon the most recent quarterly consolidated financial statements of the Borrower, the REIT and their Consolidated Subsidiaries, such settlement will not cause the Borrower or the REIT to violate the financial covenants set forth in Sections 6.14, 6.15 and 6.16 hereof. The Borrower further agrees that it will, within ten (10) days after entry of a final judgment against the Borrower, the REIT or any Consolidated Entity in excess of $1,000,000 or final judgments against the Borrower, the REIT or any Consolidated Entity in excess of $1,000,000 in the aggregate during the immediately preceding twelve (12) month period, provide written notice to the Agent of such judgment together with a certification signed by the REIT for itself and as general partner of the Borrower certifying based upon the most recent quarterly

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





consolidated financial statements of the Borrower, such judgment will not cause the Borrower to violate the financial covenants set forth in Sections 6.14 and
6.15 hereof.

         6.12. Acceleration Notice. The Borrower agrees that it will, within ten
(10) days after receipt of written notice that any Indebtedness of the Borrower, the REIT or any Consolidated Entity has been accelerated, provide written notice to the Agent of such acceleration.

         6.13. Lien Searches; Title Searches. In addition to searches and endorsements that the Agent may require in connection with an Advance, the Borrower will, upon the Agent's request therefor given from time to time, but not more frequently than annually, unless a Default shall have occurred and be continuing or such Title Search indicates a Lien other than a Permitted Lien or another state of facts not reasonably satisfactory to the Agent, furnish to the Agent, at the Borrower's sole cost and expense, (a) copies of all owners title policies for each of the Unencumbered Assets (including copies of all endorsements and back-up documentation relating to each such policies), (b) a recent survey with respect to each Unencumbered Asset reasonably satisfactory in form and substance to the Agent or the Lender requesting such survey, (c) reports of UCC, tax lien, judgment and litigation searches with respect to the Borrower and each of the other Consolidated Entities, and (d) current searches of title to each of the Real Property Assets (each, a "Title Search"). Such Title Searches and lien searches required under this Agreement shall be conducted by search firms designated by the Agent in each of the locations designated by the Agent.

         6.14. Minimum Net Worth. Consolidated Net Worth shall not, at any time, be less than $500,000,000, plus 85% of the net proceeds (after payment of underwriter and placement fees and other expenses directly related to such equity offering) and other consideration received from subsequent equity offerings by the REIT following the Closing Date, calculated in accordance with Agreement Accounting Principles.

         6.15.    Indebtedness.

                  (i) Consolidated Indebtedness shall not exceed at any time 50% of the total Market Value of all Assets of the Borrower, the REIT and their Consolidated Subsidiaries (including, for purposes of this subparagraph (i), a pro rata portion of the Book Value of the Assets of any Joint Venture or other Person in which the Borrower, the REIT or any of their Consolidated Subsidiaries holds an equity or ownership interest, to the extent that the same is not otherwise reflected in the amount of the Investment in such Joint Venture or other Person that is included in the determination of the Assets of the Borrower, the REIT and their Consolidated Subsidiaries; such pro rata portion shall be in the proportion of such equity or ownership interest in such Joint Venture or other Person). In the event that this covenant is breached solely as a result of a change in the appropriate Market Capitalization Rate by the Agent and the Required Lenders, such breach shall not be deemed a Default unless the Borrower and the REIT fail to cure such breach within thirty (30) days of the date of such breach.

                  (ii) Consolidated Unsecured Indebtedness shall not exceed at any time 50% of Total Unencumbered Assets. In the event that this covenant is breached solely as a result of a change in the appropriate Market Capitalization Rate by the Agent and the Required

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         Lenders, such breach shall not be deemed a Default unless the Borrower and the REIT fail to cure such breach within thirty (30) days of the date of such breach.

                  (iii) Consolidated Secured Indebtedness shall not exceed at any time 40% of the total Market Value of all Assets of the Borrower, the REIT and their Consolidated Subsidiaries (including, for purposes of this subparagraph (iii), a pro rata portion of the Book Value of the Assets of any Joint Venture or other Person in which the Borrower, the REIT or any of their Consolidated Subsidiaries holds an equity or ownership interest, to the extent that the same is not otherwise reflected in the amount of the Investment in such Joint Venture or other Person that is included in the determination of the Assets of the Borrower, the REIT and their Consolidated Subsidiaries; such pro rata portion shall be in the proportion of such equity or ownership interest in such Joint Venture or other Person). In the event that this covenant is breached solely as a result of a change in the appropriate Market Capitalization Rate by the Agent and the Required Lenders, such breach shall not be deemed a Default unless the Borrower and the REIT fail to cure such breach within thirty (30) days of the date of such breach.

                  (iv) Not more than 40% of the Consolidated Secured Indebtedness shall at any time be Recourse Debt. In the event that this covenant is breached solely as a result of a change in the appropriate Market Capitalization Rate by the Agent and the Required Lenders, such breach shall not be deemed a Default unless the Borrower and the REIT fail to cure such breach within thirty (30) days of the date of such breach.

         6.16.    Coverage Ratios.


                  (i) The ratio of (x) Consolidated EBITDA (less Minimum Capital Expenditure Reserves except to the extent such reserves have been taken into account in determining Consolidated EBITDA) for any period of twelve consecutive months ending on the last day of each of the Borrower's fiscal quarters (each such period, a "Base Period"), to (y) Debt Service of the Borrower, the REIT and their Consolidated Subsidiaries (without duplication) for such Base Period shall not at any time be less than 2.25 to 1.

                  (ii) The ratio of (x) Consolidated EBITDA (less Minimum Capital Expenditure Reserves except to the extent such reserves have been taken into account in determining Consolidated EBITDA) for any Base Period, to (y) the sum of Debt Service plus Fixed Charges of the Borrower, the REIT and their Consolidated Subsidiaries (without duplication) for such Base Period shall not at any time be less than
         1.85 to 1.

                  (iii) The ratio of (x) Net Operating Income from the Unencumbered Assets (less Minimum Capital Expenditure Reserves, except to the extent such reserves have been taken into account in determining Net Operating Income) for any Base Period to (y) Debt Service with respect to all Consolidated Unsecured Indebtedness for such Base Period shall not at any time be less than 1.80 to 1.

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         6.17. Equity or Debt Offerings. All net proceeds (after payment of underwriter and placement fees and other expenses directly related to such equity or debt offering) from any equity or debt offering by the REIT shall be immediately distributed to the Borrower.

         6.18. Minimum Asset Value. The Market Value of all Unencumbered Assets shall at all times equal or exceed $300,000,000.

         6.19. Managers. The Real Property Assets shall at all times be managed by the Borrower or an Affiliate of the Borrower or the REIT. If (i) any manager shall become insolvent or (ii) a Default shall occur and be continuing, then the Agent and the Required Lenders, at their option, may require the Borrower to engage a bona-fide, independent third party management agent approved by the Agent and the Required Lenders in their sole discretion to manage the Real Property Assets. Such management agent shall (a) be engaged by the Borrower pursuant to a written management agreement that complies with the terms hereof and is otherwise satisfactory to the Agent and the Required Lenders in all respects and (b) execute and deliver a Subordination of Management Agreement.

         6.20. Further Assurances. The Borrower will, at the Borrower's sole cost and expense, at any time and from time to time upon request of the Agent take or cause to be taken any action and execute, acknowledge, deliver or record any further documents, opinions, negative pledge agreements or other instruments which the Agent or any Lender in its reasonable discretion deems necessary or appropriate to carry out the purposes of this Agreement and the other Loan Documents including to consummate the transfer or sale of the Loan or any portion thereof.

         6.21. REIT Status. The REIT will at all times maintain its status as a "qualified real estate investment trust" under Section 856 of the Code.

         6.22. Preparation of Environmental Reports. At the request of the Agent or the Required Lenders, from time to time, the Borrower will provide to the Agent, within thirty (30) days after such request, at the expense of the Borrower and the REIT, an Environmental Report for all Real Property Assets that have been acquired after the date hereof and with respect to any Real Property Asset for which the Agent has a reasonable basis for requiring such an Environmental Report (including, without limitation, the fact that an environmental report was not delivered at or prior to the Closing Date with respect to a Real Property Asset owned on the Closing Date or there is a basis to believe that there may be Hazardous Materials or a threat of a release of Hazardous Materials with respect to such Real Property Asset) as described in such request. Without limiting the generality of the foregoing, if the Agent or the Required Lenders determine at any time that a material risk exists that any such Environmental Report will not be provided within the time referred to above, the Agent may retain an environmental consulting firm to prepare such Environmental Report at the expense of the Borrower and the REIT, and the Borrower hereby grants, and agrees to cause any Consolidated Entity which owns any Real Property Asset described in such request to grant at the time of such request, to the Agent, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective Real Property Assets to undertake such an assessment.

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
         6.23. Documentation following Acquisition of an Interest in Real Property Assets. The Borrower will provide to the Agent, not later than fifteen
(15) days after the close of each quarterly accounting period in each fiscal year, the following information with respect to each acquisition of an interest in a Real Property Asset (which shall include only Permitted Investments) by the Borrower, the REIT or any Consolidated Entity during such prior quarter: (i) the location of the Real Property Asset; (ii) the Net Operating Income of the Real Property Asset; (iii) the number of units in the Real Property Asset; and (iv) the purchase price of the Real Property Asset. Within thirty (30) days following the delivery of such information, upon request of the Agent or any Lender, the Borrower shall provide, within thirty (30) days of such request, the following information: (i) the closing statement relating to such acquisition, (ii) a description of the property acquired, (iii) a statement of condition of such Real Property Asset prepared by the Borrower's internal or approved external construction engineer, (iv) an historical operating statement of such Real Property Asset for such period as may be available to the Borrower and a current rent roll for such Real Property Asset and (v) such other information as may be reasonably requested by the Agent, including any Environmental Reports prepared in accordance with Section 6.30.

         6.24. Preparation of Engineering Reports. At the request of the Agent from time to time, the Borrower will provide to the Agent, within thirty (30) days after such request, at the expense of the Borrower and the REIT, an Engineering Report for all Real Property Assets acquired after the date hereof, and, with respect to any Real Property Asset, if the Agent has a reasonable basis to require an Engineering Report based on an inspection of such Real Property Asset or such other information that may have come to the Agent's attention, as described in such request.

         6.25. Liens. The Borrower, the REIT and the other Consolidated Entities will not, create, incur, assume or suffer to exist, directly or indirectly, any Lien on any Unencumbered Asset, or any other Real Property Asset, other than the following (collectively, the "Permitted Liens"):

               (i) Liens existing on the Closing Date and set forth on Schedule 5 hereto;

               (ii) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with Agreement Accounting Principles;

               (iii) Statutory Liens of landlords and Liens of mechanics, materialmen and other Liens imposed by Law (other than any Lien imposed by ERISA) created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate bonds have been posted if required to do so by Applicable Law;

               (iv) Easements, rights-of-way, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower and which do not detract materially from the value of any of the Real Property Assets to which they attach or impair materially the use thereof by the Borrower; and

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





                  (v) With respect to Real Property Assets that are not Unencumbered Assets, Permitted Mortgage Debt.

         6.26.    Restriction on Fundamental Changes.

                  (i) Without the prior written consent of the Agent and the Required Lenders, which consent may be withheld in the sole and absolute discretion of the Agent and the Required Lenders, the Borrower, the REIT and the other Consolidated Entities will not enter into any merger or consolidation with, or sell, lease, transfer or otherwise dispose of any Substantial Assets to, any Person other than the Borrower, the REIT or a Wholly-Owned Subsidiary of the Borrower or the REIT. Notwithstanding the foregoing, neither the Borrower, the REIT nor any Consolidated Entity shall enter into any arrangement, directly or indirectly, whereby the Borrower, the REIT or any Consolidated Entity shall sell or transfer any Real Property Asset (in a single or multiple transaction) owned by any of them in order then or thereafter to lease such property or lease other Real Property Asset that it intends to use for substantially the same purpose as the Real Property Asset being sold or transferred.

                  (ii) Notwithstanding the foregoing, the Borrower and the other Consolidated Entities may enter into a merger or consolidation, provided that following such merger or consolidation, the Borrower is the surviving entity of such merger or consolidation and the REIT or an entity wholly owned and controlled by the REIT (i) is the sole general partner of the Borrower, and (ii) owns at least a 51% economic ownership interest in the Borrower.

                  (iii) Gary Shiffman will, for so long as he is living, at all times own, in the aggregate, at least 350,000 OP Units in the Borrower and shares of common stock in the REIT.

         6.27. Transactions with Affiliates. The Borrower, the REIT and the other Consolidated Entities will not enter into any material transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower, other than on terms and conditions substantially as favorable as would be obtainable at the time in a comparable arm's-length transaction with a Person other than an Affiliate of the Borrower.

         6.28. Distributions. The REIT and the Borrower (without duplication) will not pay or declare Distributions (i) if a Default has occurred and is continuing or (ii) that in the aggregate exceed (a) ninety percent (90%) of the Funds From Operations of Borrower individually and combined with the REIT (without duplication), respectively, in any four consecutive calendar quarters (or if four consecutive calendar quarters have not passed since the date hereof, the quarterly periods from the date hereof), (b) the amount necessary to maintain the REIT's status as a real estate investment trust under Section 856 of the Code, or (c) the amount necessary for the REIT to avoid the payment of any federal income or excise tax, whichever (a), (b) or (c) is greatest. Any Distributions or dividends or other sums received by the REIT must be paid promptly by the REIT as Distributions but in no event later than ten (10) Business Days after such funds have been received by the REIT. For purposes of the calculation only, Funds From

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





Operations shall be determined without taking into account the effect of Distributions on either Preferred OP Units or Common OP Units.

         6.29. Restriction on Prepayment of Indebtedness. Neither the Borrower nor the REIT will prepay the principal amount, in whole or in part, of any Unsecured Debt other than the Obligations after the occurrence of any Default.

         6.30. Real Property Assets. Neither the Borrower, the REIT nor any other Consolidated Entity will acquire any Real Property Asset unless an Environmental Report for such Real Property Asset dated within six (6) months of the proposed acquisition date has been prepared and, if requested in the Agent's sole discretion, delivered to the Agent and such Environmental Report is satisfactory to the Agent in all material respects.

         6.31. Organizational Documents. Neither the Borrower, the REIT nor any other Consolidated Entity will make any amendments or modifications to its partnership agreement, corporate charter, by-laws, certificate of incorporation, articles of organization, operating agreement or other organizational documents which would have a Material Adverse Effect without the prior approval of the Agent and the Required Lenders; notwithstanding the foregoing, the Agent will be promptly notified of all such changes (other than modifications and amendments relating solely to the admission or deletion of limited partners or changes in their limited partnership interests, unless such limited partner is Gary Shiffman).

         6.32. Restrictions on Investments. Neither the Borrower, the REIT or any Consolidated Entity will make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

                  (i) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower, the REIT or any Consolidated Entity;

                  (ii) marketable direct obligations of any of the following:
         Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan banks, Federal national Mortgage Association, Government National Mortgage association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Bank, or any other agency or instrumentality of the United States of America;

                  (iii) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000.00; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000.00 will not exceed $200,000.00;

                  (iv) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any State which at the times of purchase are rate by Moody's Investors Service, Inc. or by Standard & Poor's Ratings Services at not less than "P 2" if then rated by Moody's

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
         Investors Service, Inc., and not less than "A 2", if then rated by Standard & Poor's Ratings Services;

               (v) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Ratings Services at not less than "Aa" if then rated by Moody's Investors Service, Inc. and not less than "AA" if then rated by Standard & Poor's Ratings Services;

               (vi) repurchase agreements having a term not greater than 90 days and fully secured by securities described in the foregoing subsection
         (a), (b) or (e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000.00;

               (vii) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000.00; and

               (viii)   Permitted Investments.

         6.33. RV Sites. Not more than fifteen percent (15%) (in the aggregate) of the Unit pads or sites on the Real Property Assets that are actually available and capable of being leased or rented and that may be legally leased or rented pursuant to Applicable Laws will be designated, reserved for, or leased or rented as Seasonal RV Sites or parking areas. For purposes hereof, "Seasonal RV Sites" means those sites available for lease to seasonal recreational vehicle tenants who wish to spend only a portion of the season at a particular Real Property Asset.

         6.34. Plans. The Borrower, the REIT and the other Consolidated Entities shall not, nor shall they permit any member of their respective Controlled Group to, (i) take any action which would (A) increase the aggregate present value of the Unfunded Liabilities under all Plans or withdrawal liability under a Multiemployer Plan for which the Borrower, the REIT or any other Consolidated Entity or any member of their respective Controlled Groups (determined without reference to Section 414(m) or (o) of the Code, if liabilities of entities in the Borrower's, the REIT's or the other Consolidated Entities' Controlled Group solely by reason of Section 414(m) or (o) of the Code could not result in liability to the Borrower, the REIT or any other Consolidated Entity) to an amount in excess of $1,000,000.00 or (B) result in liability or Contingent Obligation for any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA), or any withdrawal liability or exit fee or charge with respect to any "welfare plan" (as defined in Section 3(1) of ERISA), other than liability for continuation coverage under Part 6 of Title I of ERISA, or state laws which require similar continuation coverage for which the employee pays approximately the full cost of coverage if the taking of such action under this clause (i) has, or could reasonably be expected to have, a Material Adverse Effect, or (ii) engage in any transaction prohibited by Section 408 of ERISA or
Section 4975 of the Code.

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                                   ARTICLE VII

                                    DEFAULTS

         Each of the following events, acts, occurrences or conditions shall constitute a Default under this Agreement, regardless of whether such event, act, occurrence or condition is voluntary or involuntary or results from the operation of law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule or regulation of any court or administrative or governmental body:

         7.1. Failure to Make Payments. The Borrower and the REIT shall (i) default in the payment when due of any principal of any Loan, or (ii) default in the payment within five (5) days after the due date of (x) any interest on any Loan or (y) any fees or other amounts owing hereunder.

         7.2. Breach of Representation or Warranty. Any representation or warranty made by the Borrower, the REIT or any other Consolidated Entity herein or in any other Loan Document or in any certificate or statement delivered pursuant hereto or thereto shall prove to be false or misleading in any material respect on the date as of which made or deemed made: provided, however, that if such breach is capable of being cured, then the Borrower shall have a period of thirty (30) days after delivery of notice from the Agent to cure any such breach.

         7.3. Breach of Covenants.

                  (i) The Borrower, the REIT or any other Consolidated Entity shall fail to perform or observe any agreement, covenant or obligation arising under Sections 6.14, 6.15, 6.16, 6.18, 6.21, 6.25 (other than
         Liens which are placed on a Real Property Asset without the consent of the Borrower, the REIT or any Consolidated Entity), 6.26, 6.28, 6.29,
         6.30 and 6.32.

                  (ii) The Borrower, the REIT or any of the other Consolidated Entities shall fail to perform or observe any agreement, covenant or obligation arising under this Agreement (except those described in Sections 7.1, 7.2 and 7.3(i) above), and such failure shall continue uncured for thirty (30) days after delivery of notice thereof, or such longer period of time as is reasonably necessary to cure such failure, provided that the Borrower has commenced and is diligently prosecuting the cure of such failure and cures it within ninety (90) days.

                  (iii) The Borrower, the REIT or any other Consolidated Entity shall fail to perform or observe any agreement, covenant or obligation arising under any provision of the Loan Documents other than this Agreement, which failure shall continue after the end of any applicable grace period provided therein.

         7.4. Default Under Other Agreements. The Borrower, the REIT or any other Consolidated Entity shall default beyond any applicable grace period in the payment, performance or observance of any obligation or condition with respect to any Indebtedness in excess of $5,000,000 or any other event shall occur or condition exist, if the effect of such default, event or condition is to accelerate the maturity of any such Indebtedness or to permit

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(without regard to any required notice or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Indebtedness, or any such Indebtedness shall become or be declared to be due and payable prior to its stated maturity and the forgoing conditions are not cured within thirty (30) days after the condition occurs.

         7.5. Bankruptcy, etc. (i) The Borrower, the REIT or any Significant Consolidated Entity shall commence a voluntary case concerning itself under the Bankruptcy Code; or (ii) an involuntary case is commenced against the Borrower, the REIT or any Significant Consolidated Entity and the petition is not contested within sixty (60) days, or is not dismissed within ninety (90) days, after commencement of the case or (iii) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower, the REIT, any other Significant Consolidated Entity or the Borrower, the REIT or any Significant Consolidated Entity commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower, the REIT or any Significant Consolidated Entity or there is commenced against the Borrower, the REIT or any Significant Consolidated Entity any such proceeding which remains undismissed for a period of ninety (90) days; or (iv) any order of relief or other order approving any such case or proceeding is entered; or (v) the Borrower, the REIT or any Significant Consolidated Entity is adjudicated insolvent or bankrupt; or (vi) the Borrower, the REIT or any Significant Consolidated Entity suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of ninety (90) days; or (vii) the Borrower, the REIT or any Significant Consolidated Entity makes a general assignment for the benefit of creditors; or (viii) the Borrower, the REIT or any Significant Consolidated Entity shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or (ix) the Borrower, the REIT or any Significant Consolidated Entity shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debt; or
(x) the Borrower, the REIT or any Significant Consolidated Entity shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (xi) any corporate, partnership or limited liability company action is taken by the Borrower, the REIT or any Significant Consolidated Entity for the purpose of effecting any of the foregoing.

         7.6. Receivership. Without the application, approval or consent of the Borrower, the REIT or any Significant Consolidated Entity, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower, the REIT or any Significant Consolidated Entity or any Substantial Portion of their Property, or a proceeding described in Section 7.5(iii) shall be instituted against the Borrower, the REIT or any Significant Consolidated Entity and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

         7.7. Condemnation. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower, the REIT or any Consolidated Entity which, when taken together with all other Property of the Borrower, the REIT or any Consolidated Entity so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

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



         7.8. Unfunded Liabilities. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $1,000,000 or any Reportable Event shall occur in connection with any Plan.

         7.9. Change in Control. Any Change in Control shall occur.

         7.10. Guaranty. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

         7.11. Judgments. One or more judgments or decrees (i) in an aggregate amount of $5,000,000 or more are entered against the Borrower, the REIT or any other Consolidated Entity in any consecutive twelve (12) month period or (ii) which, with respect to the Borrower, the REIT and the other Consolidated Entities, could result in a Material Adverse Effect, shall be entered by a court or courts of competent jurisdiction against any of such Persons (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (x) any such judgments or decrees shall not be stayed (by appeal or otherwise), discharged, paid, bonded or vacated within thirty (30) days or (y) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees.

         7.12. REIT. The REIT fails to remain a publicly-traded real estate investment trust in good standing with the New York Stock Exchange and with the Securities and Exchange Commission.

         7.13. Material Adverse Effect. If any Material Adverse Effect shall occur (other than a down grade, withdrawal or termination of the Borrower's or the REIT's Unsecured Debt Rating).

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1.     Acceleration; Facility LC Collateral Account.

         (i) If any Default described in Section 7.5 or 7.6 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Agent with the consent of the


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





                  Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (iii) The Agent may, at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

         (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

         (v) If, within 45 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.5 or 7.6 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2. Amendments. Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower



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hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

         (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

         (ii) Reduce the percentage specified in the definition of Required Lenders.

         (iii) Extend the Facility Termination Date or (except as otherwise provided in Section 2.5.4) increase the amount of the Aggregate Commitment, the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

         (iv) Reduce the Commitment of any Lender except for (a) reductions of the Aggregate Commitment provided for in Section 2.5.3, (b) reductions of a Lender's Commitment as a result of the assignment of all or a portion thereof to a Purchaser in accordance with Section 12.3 and (c) replacement of a Lender in accordance with Section 2.18.

         (v)      Amend this Section 8.2.

         (vi)     Release any Guarantor except as provided in Section 9.15.

         (vii) Provide for a Eurodollar Interest Period of less than one month or greater than six months.

         (viii)   Subject any Lender to any additional obligation.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may waive payment of the fee required under
Section 12.3.2.

         8.3. Preservation of Rights. No delay or omission of the Lenders, the LC Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.


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                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

         9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section
10.13 which is the subject of this Agreement, all of which shall survive and remain in full force and effect during the term of this Agreement.

         9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6.     Expenses; Indemnification.

         (i) The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may


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
                  be employees of the Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred by the Agent under Sections 4.1.4, 4.2.8, 4.2.9, 6.13 and 6.22 and costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

         (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger, the LC Issuer, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the LC Issuer, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

         9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

         9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower or the REIT. Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower or the REIT to review or inform them of any matter in connection with any phase of the business or operations of the


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Borrower or the REIT. The Borrower and the REIT agree that neither the Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower or the REIT (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower or the REIT in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower or the REIT hereby waive, release and agree not to sue for, any special, indirect or consequential damages suffered by the Borrower or the REIT in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower or the REIT pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee,
(iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties,
(vii) permitted by Section 12.4 and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder.

         9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

         9.13. Disclosure. The Borrower, the REIT and each Lender hereby acknowledge and agree that Bank One and/or its Affiliates and each Lender and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower, the REIT and their Affiliates.

         9.14. Recourse. The Loans, the Facility LC Obligations and all other Obligations shall be full recourse to the Borrower. The REIT shall have no liability with respect to the Loans, the Facility LC Obligations or any other Obligations except as set forth in the Guaranty.

         9.15. Release of Certain Guarantors. The Agent shall, upon written request of the Borrower, release from its Guaranty any Guarantor (other than the REIT) that ceases to own any Unencumbered Assets, provided that (i) no Default has occurred that is continuing and (ii) upon such release, the Borrower shall be in compliance with its covenants hereunder.


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                                    ARTICLE X

                                    THE AGENT

         10.1. Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of the term "secured party" as defined in the Illinois Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the REIT, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation,


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perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower, the REIT or any other Consolidated Entity of any of the Obligations or of any of the Borrower's, the REIT's or any such Consolidated Entity's respective Subsidiaries. The Agent shall with reasonable promptness deliver to the Lenders (unless the Borrower has furnished the same directly to the Lenders) copies of any materials furnished to the Agent by the Borrower pursuant to the requirements of this Agreement, including without limitation those provided for in Sections 6.1, 6.10, 6.11 and 6.12, but the Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower or the REIT to the Agent at such time, but is voluntarily furnished by the Borrower or the REIT to the Agent (either in its capacity as the Agent or in its individual capacity).

         10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as the Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders (and not reimbursed by the Borrower), in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments,


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suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents (but only to the extent not reimbursed by the Borrower), provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder (other than a failure to pay any or all of the Obligations from time to time payable hereunder) unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower, the REIT or any of their Subsidiaries in which the Borrower, the REIT or such Subsidiary is not restricted hereby from engaging with any other Person.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such


                                       85
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removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower, the REIT and the Lenders, a successor Agent, which appointment shall (as long as no Default has occurred that is continuing) be subject to the prior written approval of the Borrower, not to be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower, the REIT and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower, the REIT or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower and the REIT shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13. Agent and Arranger Fees. The Borrower agrees to pay to the Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the REIT, the Agent and the Arranger pursuant to that certain letter agreement dated May 3, 2002, or as otherwise agreed from time to time.

         10.14. Delegation to Affiliates. The Borrower, the REIT and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles
IX and X.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender



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





or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5 or payments of principal or interest on Competitive Bid Loans at a time when no Default is continuing) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, the REIT and the Lenders and their respective successors and assigns permitted hereby, except that (i) neither the Borrower nor the REIT shall have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by Participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.2. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this
Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making


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such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         12.2.    Participations.

                  12.2.1 Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower, the REIT and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Exposure or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of
         Section 8.2 or of any other Loan Document.

                  12.2.3. Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under
         Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and
         (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.




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         12.3.    Assignments.

                  12.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower, and the Agent and the LC Issuer shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consents shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $10,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

                  12.3.2 Notice of Assignment. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit C (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $4,000 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the REIT, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

                  12.3.3 Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent


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





         and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         12.4. Dissemination of Information. The Borrower and the REIT hereby authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower, the REIT and their Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

         12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES

         13.1. Notices. Except as otherwise permitted by Section 2.12 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, the REIT or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under
Article II shall not be effective until received.

         13.2. Change of Address. The Borrower, the REIT, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.



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                                   ARTICLE XIV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the REIT, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION
105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2. CONSENT TO JURISDICTION. THE BORROWER AND THE REIT HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER AND THE REIT HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER OR THE REIT IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER OR THE REIT AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE REIT, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY


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WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE
RELATIONSHIP ESTABLISHED THEREUNDER.



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





         IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                SUN COMMUNITIES OPERATING LIMITED
                                PARTNERSHIP

                                By:  Sun Communities, Inc., its general partner

                                     By:         /s/ Jeffrey P. Jorissen
                                        --------------------------------------

                                     Title:      Chief Financial Officer
                                            ----------------------------------

                                Sun Communities Operating Limited Partnership 31700 Middlebelt Road, Suite 145
                                Farmington Hills, Michigan 48334
                                Telecopier Number:  (810) 932-3072
                                Attention:  Jeffrey P. Jorissen


With a copy to:                 Jaffe, Raitt, Heuer & Weiss
                                One Woodward Avenue, Suite 2400
                                Detroit, Michigan 48226
                                Telecopier Number:  (313) 961-8358
                                Attention:  Arthur A. Weiss, Esq.


                                SUN COMMUNITIES, INC.

                                     By:         /s/ Jeffrey P. Jorissen
                                        --------------------------------------

                                     Title:      Chief Financial Officer
                                            ----------------------------------

                                Sun Communities, Inc.
                                31700 Middlebelt Road, Suite 145
                                Farmington Hills, Michigan 48334
                                Telecopier Number:  (810) 932-3072
                                Attention:  Jeffrey P. Jorissen

With a copy to:                 Jaffe, Raitt, Heuer & Weiss
                                One Woodward Avenue, Suite 2400
                                Detroit, Michigan 48226
                                Telecopier Number:  (313) 961-8358
                                Attention:  Arthur A. Weiss, Esq.



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






                                BANK ONE, NA,
                                Individually and as Agent

                                By:      /s/ Patricia Leung
                                   -------------------------------------------

                                Title:   Director of Capital Markets, Inc.
                                       ---------------------------------------


                                Bank One, NA
                                1 Bank One Plaza
                                Chicago, Illinois 60670
                                Telecopier Number:  (312) 732-5939
                                Attention:  Patricia Leung





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                                WELLS FARGO BANK, NATIONAL
                                ASSOCIATION


                                By:      /s/ Mark Neibch
                                   -------------------------------------------
                                Title:   Vice President
                                       ---------------------------------------


                                Wells Fargo Bank, National Association
                                225 West Wacker Drive
                                Suite 2550
                                Chicago, IL  60606
                                Telecopier No.:  (312) 782-0969
                                Attention:  Mark Neibch



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






                                AMSOUTH BANK


                                By:      /s/ Brian Coffee
                                   -------------------------------------------
                                Title:   Senior Vice President
                                       ---------------------------------------

                                AmSouth Bank
                                1900 5th Avenue No.
                                Commercial Real Estate 9th Floor
                                Birmingham, AL  35203
                                Telecopier No.:  (205) 326-4075
                                Attention:  Robert W. Blair




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                                THE HUNTINGTON NATIONAL BANK


                                By:      /s/ Michael S. Vieregge
                                   -------------------------------------------
                                Title:   Vice President
                                       ---------------------------------------

                                The Huntington National Bank
                                803 West Big Beaver Road -- Suite 202
                                Troy, MI  48084
                                Telecopier No.:  (248) 244-3504
                                Attention:  Michael S. Vieregge



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                                STANDARD FEDERAL BANK, N.A.


                                By:      /s/ Carol Ann Arvan
                                   -------------------------------------------
                                Title:            First Vice President
                                       ---------------------------------------


                                Standard Federal Bank, N.A.
                                2600 West Big Beaver Road -- 4th Floor
                                Troy, MI  48084
                                Telecopier No.:  (248) 816-4860
                                Attention:  Carol Ann Arvan





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